UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.   )

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☐	Soliciting Material Pursuant to §240.14a-12

ILLUMINA, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ILLUMINA, INC.
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on June 28, 2005
To the Stockholders of Illumina, Inc.:
      NOTICE IS HEREBY GIVEN that the annual meeting of stockholders of Illumina, Inc., a Delaware corporation, will be held on Tuesday, June 28, 2005 at 10:00 a.m. Pacific Daylight Time at 9885 Towne Centre Drive, San Diego, California 92121, for the following purposes, as more fully described in the proxy statement accompanying this notice:

1. To elect two directors to serve for a three-year term ending in the year 2008 or until their respective successors are duly elected and qualified;

2. To ratify the appointment of Ernst & Young LLP as independent auditors of the Company for the fiscal year ending January 1, 2006;

3. To approve the Company’s 2005 Stock and Incentive Plan; and

4. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.
      Only stockholders of record at the close of business on May 2, 2005, are entitled to notice of and to vote at the annual meeting. Our stock transfer books will remain open between the record date and the date of the meeting. A list of stockholders entitled to vote at the annual meeting will be available for inspection at our executive offices.
      All stockholders are cordially invited to attend the meeting in person. Whether or not you plan to attend, please sign and return the enclosed proxy as promptly as possible in the envelope enclosed for your convenience. Should you receive more than one proxy because your shares are registered in different names and addresses, each proxy should be signed and returned to assure that all your shares will be voted. You may revoke your proxy at any time prior to the annual meeting. If you attend the annual meeting and vote by ballot, your proxy will be revoked automatically and only your vote at the annual meeting will be counted.

Sincerely,

Jay T. Flatley
President and Chief Executive Officer
San Diego, California
May 17, 2005
WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN, DATE AND MAIL PROMPTLY THE ACCOMPANYING PROXY CARD IN THE ENCLOSED RETURN ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. THIS WILL ENSURE THE PRESENCE OF A QUORUM AT THE MEETING. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON IF YOU WISH TO DO SO EVEN IF YOU HAVE PREVIOUSLY SENT IN YOUR PROXY CARD.

PROXY STATEMENT
MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING
PROPOSAL ONE: ELECTION OF DIRECTORS
DIRECTOR NOMINATION
COMMUNICATIONS WITH DIRECTORS
PROPOSAL TWO: RATIFICATION OF INDEPENDENT AUDITORS
PROPOSAL THREE -- APPROVAL OF THE 2005 STOCK AND INCENTIVE PLAN
OWNERSHIP OF SECURITIES
EXECUTIVE COMPENSATION AND OTHER INFORMATION
CERTAIN TRANSACTIONS
COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT
STOCKHOLDER PROPOSALS FOR OUR 2006 ANNUAL MEETING
ANNUAL REPORT
FORM 10-K

ILLUMINA, INC.
PROXY STATEMENT
FOR THE ANNUAL MEETING OF STOCKHOLDERS
To Be Held on June 28, 2005
General
      The enclosed proxy is solicited on behalf of the board of directors of Illumina, Inc., a Delaware corporation, for use at its annual meeting of stockholders to be held on Tuesday, June 28, 2005. The annual meeting will be held at 10 a.m. Pacific Daylight Time at 9885 Towne Centre Drive, San Diego, California 92121. These proxy solicitation materials were mailed on or about May 17, 2005, to all stockholders entitled to vote at the annual meeting.
Voting
      The specific proposals to be considered and acted upon at the annual meeting are summarized in the accompanying notice and are described in more detail in this proxy statement. On May 2, 2005, the record date for determination of stockholders entitled to receive notice of and to vote at the annual meeting, 40,186,800 shares of our common stock, par value $0.01, were issued and outstanding. No shares of our preferred stock were outstanding. Each stockholder is entitled to one vote for each share of common stock held by such stockholder on May 2, 2005. Stockholders may not cumulate votes in the election of directors.
      If your shares are held in your name, you must return your proxy or attend the annual meeting in person in order to vote on the proposals. Under the rules that govern brokers who have record ownership of shares that are held in “street name” for their clients, brokers may vote such shares on behalf of their clients with respect to “routine” matters (such as the election of directors or the ratification of auditors), but not with respect to non-routine matters (such as the approval of the 2005 Stock and Incentive Plan or a proposal submitted by a stockholder). If the proposals to be acted upon at any meeting include both routine and non-routine matters, the broker may turn in a proxy card for uninstructed shares that vote FOR the routine matters, but expressly states that the broker is not voting on non-routine matters. This is called a “broker non-vote.” If your shares are held in street name and you do not vote your proxy, your brokerage firm may either vote your shares on routine matters or leave your shares unvoted.
      All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions and broker non-votes are counted as present for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions will be counted toward the tabulations of votes cast on proposals presented to the stockholders and will have the same effect as negative votes, whereas broker non-votes will not be counted for purposes of determining whether a proposal has been approved. We encourage you to provide instructions to your brokerage firm by voting your proxy. This ensures that your shares will be voted at the meeting.
      Shares are counted as present at the meeting if the stockholder either is present and votes in person at the meeting or has properly submitted a proxy card. A majority of our outstanding shares as of the record date must be present at the meeting (either in person or by proxy) in order to hold the annual meeting and conduct business. This is called a “quorum.” Assuming a quorum is present, the two nominees receiving the highest number of votes will be elected as directors. The ratification of the independent auditors and the approval of the 2005 Stock and Incentive Plan will require the affirmative vote of a majority of shares present in person or represented by proxy at the meeting. We will announce preliminary voting results at the meeting and will publish the final results in our quarterly report on Form 10-Q for the second quarter of 2005, which will be filed with the Securities and Exchange Commission.
Voting Electronically via the Internet or by Telephone
      If your shares are registered in the name of a bank or brokerage firm, you may be eligible to vote your shares electronically over the Internet or by telephone. A large number of banks and brokerage firms are participating in the ADP Investor Communication Services online program. This program provides eligible stockholders who receive a paper copy of this proxy statement the opportunity to vote via Internet or by telephone. If your bank or brokerage firm is participating in ADP’s program, your proxy card will provide instructions. If your proxy card does not reference Internet or telephone information, please complete and return the proxy card in the self-addressed, postage paid envelope provided.
Proxies
      If the enclosed form of proxy is properly signed, dated and returned, the shares represented will be voted at the annual meeting in accordance with the instructions specified on the proxy.
      If the proxy does not specify how the shares are to be voted:

•	the proxy will be voted FOR the election of the directors nominated by the board of directors (unless the authority to vote for the election of nominee directors is withheld);

•	the proxy will be voted FOR the ratification of the appointment of Ernst & Young LLP as independent auditors of the Company for the fiscal year ending January 1, 2006 (unless contrary instructions are given); and

•	the proxy will be voted FOR the approval of the Company’s 2005 Stock and Incentive Plan (unless contrary instructions are given).
      You may revoke or change your proxy at any time before the annual meeting by filing with the Secretary of the Company at our principal executive offices at 9885 Towne Centre Drive, San Diego, California 92121, a notice of revocation or another signed proxy with a later date. In addition, if you attend the annual meeting and vote by ballot, your proxy will be revoked automatically and only your vote at the annual meeting will be counted.
      We do not know of other matters to be presented for consideration at the annual meeting. However, if any other matters properly come before the annual meeting, it is the intention of the persons named in the enclosed form of proxy to vote the shares they represent as the board of directors may recommend. Your execution of the enclosed proxy grants discretionary authority to the board of directors with respect to such other matters.
Solicitation
      We will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of this proxy statement, the proxy and any additional solicitation materials furnished to our stockholders. Copies of solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward the solicitation material to such beneficial owners. In addition, we may reimburse such persons for their costs in forwarding the solicitation materials to such beneficial owners. The original solicitation of proxies by mail may be supplemented by a solicitation by telephone, telegram or other means by our directors, officers or employees. No additional compensation will be paid to these individuals for any such services. We have retained InvestorCom, Inc. to aid in the solicitation of proxies, including soliciting proxies from brokerage firms, banks, nominees, custodians and fiduciaries. The fees for these services will total approximately $5,000 plus out-of-pocket costs and expenses.

MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING
PROPOSAL ONE: ELECTION OF DIRECTORS
General
      Our certificate of incorporation and bylaws provide for a classified board of directors consisting of three classes of directors with staggered three-year terms. The board currently consists of seven persons, with two classes consisting of two directors each and one class consisting of three directors. The board has determined that a majority of the members of the board, specifically Mr. Bradbury, Drs. Rastetter and Grint and Ms. Eastham, are independent directors under the rules of the NASDAQ Stock Market. The class whose term of office expires at the annual meeting currently consists of two directors. The directors elected to this class will serve for a term of three years, expiring at the 2008 annual meeting of stockholders or until their respective successors have been duly elected and qualified. Each of the nominees listed below, Daniel M. Bradbury and John R. Stuelpnagel, D.V.M. are currently serving on the board. The nominees have agreed to serve if elected, and management has no reason to believe that such nominees will be unable to serve. The proposal to elect the two nominees to the board requires the affirmative vote of the holders of a plurality of shares entitled to vote that are present or represented at the annual meeting and entitled to vote on such proposal. In the event the nominees are unable or decline to serve as directors at the time of the annual meeting, the proxies will be voted for any nominees who may be designated by the present board of directors to fill the vacancy. Unless otherwise instructed, the proxy holders will vote the proxies received by them FOR the nominees named below.
Recommendation of the Board of Directors
      The board of directors recommends that the stockholders vote FOR the election of the nominees listed below.
Nominees for Term Ending Upon the 2008 Annual Meeting of Stockholders
      Daniel M. Bradbury, 44, has been a director since January 2004. Since June 2003, Mr. Bradbury has served as Chief Operating Officer of Amylin Pharmaceuticals, a biopharmaceutical company. He served in various other positions with that company from 1994 to 2003. From 1984 to 1994, Mr. Bradbury held a number of positions at SmithKline Beecham Pharmaceuticals. Mr. Bradbury is a director of Peninsula Pharmaceuticals. Mr. Bradbury holds a B.Pharm. (Hons.) from Nottingham University and a Diploma in Management Studies from Harrow and Ealing Colleges of Higher Education, is a member of the Royal Pharmaceutical Society of Great Britain and is a Certified Director.
      John R. Stuelpnagel, D.V.M., 47, one of our founders, is our Sr. Vice President and Chief Operating Officer and has been a director since April 1998. From April 2002 to October 2004 he served as Sr. Vice President of Operations. From October 1999 to April 2002, he served as our Vice President of Business Development. From April 1998 to October 1999, he served as our acting President and Chief Executive Officer and was acting Chief Financial Officer through April 2000. While founding Illumina, Dr. Stuelpnagel was an associate with CW Group, a venture capital firm, from June 1997 to September 1998 and with Catalyst Partners, a venture capital firm, from August 1996 to June 1997. Dr. Stuelpnagel received his B.S. in Biochemistry and his Doctorate in Veterinary Medicine from the University of California, Davis and his M.B.A. from the University of California, Los Angeles.
Continuing Directors for Term Ending Upon the 2006 Annual Meeting of Stockholders
      Karin Eastham, 55, has been a director since August 2004. Ms. Eastham is currently Executive Vice President, Chief Operating Officer and a member of the board of trustees of The Burnham Institute. She also serves on the board of directors of Tercica, Inc., Cyntellect, Inc. and Salmedix, Inc., as well as on the board of UCSD Athena. Prior to joining The Burnham Institute in 2004, Ms. Eastham was senior Vice President and Chief Financial Officer of Diversa Corporation. She previously held similar positions with CombiChem, Inc., Cytel Corporation, and Boehringer Mannheim Corporation. Ms. Eastham received B.S. and M.B.A. degrees from Indiana University and is a Certified Public Accountant and a Certified Director.
      Jay T. Flatley, 52, has served as our President, Chief Executive Officer and a director since October 1999. Prior to joining Illumina, Mr. Flatley was co-founder, President, Chief Executive Officer and a director of Molecular Dynamics, a life sciences company, from May 1994 to September 1999. He served in various other positions with that company from 1987 to 1994. From 1985 to 1987, Mr. Flatley was Vice President of Engineering and Vice President of Strategic Planning at Plexus Computers, a UNIX computer company. Mr. Flatley also serves as a director at GenVault. Mr. Flatley holds a B.A. in Economics from Claremont McKenna College and a B.S. and M.S. in Industrial Engineering from Stanford University.
      William H. Rastetter, Ph.D., 57, has been a director since November 1998 and chairman of the board since January 2005. Since November 2003, Dr. Rastetter has served as the Executive Chairman of Biogen Idec Inc., a biopharmaceutical company. He served as Chief Executive Officer of IDEC Pharmaceuticals Corporation from December 1986 through November 2003 and as chairman of the board of directors from May 1996 to November 2003. Additionally, he served as President of IDEC Pharmaceuticals from 1986 through 2002. From 1982 to 1986, Dr. Rastetter served in various positions at Genentech and previously he was an associate professor at the Massachusetts Institute of Technology. He also serves on the board of the California Healthcare Institute and is an R. B. Woodward Visiting Scholar of the Department of Chemistry and Chemical Biology at Harvard University. Dr. Rastetter holds a S.B. in Chemistry from the Massachusetts Institute of Technology and received his M.A. and Ph.D. in Chemistry from Harvard University.
Continuing Directors for Term Ending Upon the 2007 Annual Meeting of Stockholders
      Paul Grint, M.D., 47, has been a director since April 2005. Dr. Grint is currently Senior Vice President and Chief Medical Officer of Zephyr Sciences, Inc., a biopharmaceutical company. Prior to joining Zephyr, Dr. Grint was Vice President and Head of Clinical Research and Development for Pfizer in La Jolla. He held similar positions at IDEC Pharmaceuticals, Schering-Plough and Wellcome Research Laboratories. Dr. Grint received his medical degree from the University of London, St. Bartholomew’s Hospital Medical College in London, U.K. He is a Fellow of the Royal College of Pathologists, a member of numerous professional and medical societies, and the author or coauthor of over 50 publications.
      David R. Walt, Ph.D., 52, one of our founders, has been a director and Chairman of our Scientific Advisory Board since June 1998. Dr. Walt has been the Robinson Professor of Chemistry at Tufts University since September 1995. Dr. Walt has published over 100 papers and holds over 20 patents. Dr. Walt holds a B.S. in Chemistry from the University of Michigan and received his Ph.D. in Organic Chemistry and Pharmacology from the State University of New York at Stony Brook.
      In April 2005, R. Scott Greer resigned from the board.
DIRECTOR NOMINATION
      Criteria for Board Membership. In selecting candidates for appointment or re-election to the board, the nominating/corporate governance committee (the “nominating committee”) considers the appropriate balance of experience, skills and characteristics required of the board of directors, and seeks to insure that at least a majority of the directors are independent under the rules of the Nasdaq Stock Market, that members of the Company’s audit committee meet the financial literacy and sophistication requirements under the rules of the Nasdaq Stock Market and at least one of them qualifies as an “audit committee financial expert” under the rules of the Securities and Exchange Commission. Nominees for director are selected on the basis of their depth and breadth of experience, integrity, ability to make independent analytical inquiries, understanding of the Company’s business environment, and willingness to devote adequate time to board duties.
      Process for Identifying and Evaluating Nominees. The nominating committee believes the Company is well-served by its current directors. In the ordinary course, absent special circumstances or a material change in the criteria for board membership, the nominating committee will re-nominate incumbent directors who continue to be qualified for board service and are willing to continue as directors. If an incumbent director is not standing for re-election, or if a vacancy on the board occurs between annual stockholder meetings, the nominating committee will seek out potential candidates for board appointment who meet the criteria for selection as a nominee and have the specific qualities or skills being sought. In addition, from time to time the board may seek to expand its ranks to bring in new board members with special skills and/or experience relevant and useful to the Company at its particular stage of development. Director candidates will be selected based on input from members of the board, senior management of the Company and, if the nominating committee deems appropriate, a third-party search firm. The nominating committee will evaluate each candidate’s qualifications and check relevant references; in addition, such candidates will be interviewed by at least one member of the nominating committee. Candidates meriting serious consideration will meet with all members of the board. Based on this input, the nominating committee will evaluate which of the prospective candidates is qualified to serve as a director and whether the committee should recommend to the board that this candidate be appointed to fill a current vacancy on the board, or presented for the approval of the stockholders, as appropriate.
      Stockholder Nominees. The nominating committee will consider written proposals from stockholders for nominees for director. Any such nominations should be submitted to the nominating committee, via the attention of the Secretary of the Company and should include the following information: (a) all information relating to such nominee that is required to be disclosed pursuant to Regulation 14A under the Securities Exchange Act of 1934 (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (b) the names and addresses of the stockholders making the nomination and the number of shares of the Company’s common stock which are owned beneficially and of record by such stockholders; and (c) appropriate biographical information and a statement as to the qualification of the nominee, and should be submitted in the time frame described in the Bylaws of the Company and under the caption, “Stockholder Proposals for our 2006 Annual Meeting” below.
      The Company has never received a proposal from a stockholder to nominate a director. Although the nominating committee has not adopted a formal policy with respect to stockholder nominees, the committee expects that the evaluation process for a stockholder nominee would be similar to the process outlined above.
      Karin Eastham and Paul Grint were appointed to serve as directors by the board of directors in August 2004 and April 2005, respectively. In connection with their appointments, a third party search firm was retained to assist the nominating committee in identifying and evaluating potential candidates.
      Board Nominees for the 2005 Annual Meeting. Nominees listed in this Proxy Statement are current directors standing for re-election.
Board Committees and Meetings
      The board of directors held seven meetings during the fiscal year ended January 2, 2005. The board of directors has an audit committee, a compensation committee and a nominating committee. Each director attended or participated in 75% or more of the aggregate of (i) the total number of meetings of the board of directors and (ii) the total number of meetings held by all committees of the board on which such director served during the 2004 fiscal year.

      The audit committee currently consists of three directors, Mr. Bradbury (chairperson), Ms. Eastham, and Dr. Rastetter, each of whom is independent as defined under Rule 4200 of the National Association of Securities Dealers’ listing standards and Rule 10A-3 of the Exchange Act. The board of directors has determined that all audit committee members are financially literate under the current listing standards of the National Association of Securities Dealers. The board also determined that Ms. Eastham qualifies as an “audit committee financial expert” as defined by the SEC rules adopted pursuant to the Sarbanes-Oxley Act of 2002. The audit committee is responsible for, among other things, approving the services performed by our independent auditors and reviewing our accounting practices and systems of internal accounting controls. The audit committee held eight meetings during 2004. The audit committee is governed by a written charter approved by the board of directors.
      The compensation committee currently consists of three directors, Ms. Eastham (chairperson), and Drs. Grint and Rastetter, each of whom the board has determined is an independent director under the rules of the Nasdaq Stock Market. The compensation committee is primarily responsible for reviewing and approving our general compensation policies and setting compensation levels for our executive officers. The compensation committee also has the authority to administer our 2000 employee stock purchase plan, our 2000 stock plan and if approved by the stockholders, the 2005 stock and incentive plan. The compensation committee held one meeting during 2004.
      The nominating committee currently consists of three directors, Mr. Bradbury and Drs. Grint and Rastetter, each of whom the board has determined is an independent director under the rules of the Nasdaq Stock Market. The nominating and corporate governance committee’s responsibilities include recommending to the board of directors nominees for possible election to the board of directors and providing oversight with respect to corporate governance.
Director Compensation
      Each non-employee director received during 2004 and will receive for the first two quarters of 2005 an annual cash retainer fee of $10,000 per year, which is paid quarterly. Non-employee directors also received during 2004 and will receive for the first two quarters of 2005 $2,000 for each board meeting attended and $1,000 for each board committee meeting attended. The board of directors has been reviewing director compensation and intends to increase and institute new cash retainer fees on or prior to June 30, 2005. The board in considering these changes to director compensation utilized an independent compensation consultant and the below amounts reflect the recommendations of that consultant. The consultant arrived at the recommended amounts based on board compensation packages at similar publicly traded companies in the instrumentation/ consumables sector after determining that the Company’s current compensation is below market. In the event the board approves new retainers, which it will do if the stockholders approve the 2005 Stock and Incentive Plan, the board expects that the retainers will be effective July 1, 2005 and will be paid pro rata over the second half of 2005 on a quarterly basis provided the non-employee director has served on the board, the applicable committee or as chairman of the board throughout the quarter (or pro-rata in the case of a director who commences service during a quarter). The board currently expects to approve retainers in the following amounts: (i) $25,000 annual cash retainer for all outside directors, (ii) $9,000 annual cash retainer for members of the audit committee (plus the chair of the audit committee would receive an additional $7,000), (iii) $5,000 annual cash retainer for members of the compensation committee (plus the chair of the compensation committee would receive an additional $5,000), (iv) $2,500 annual cash retainer for members of the nominating committee (plus the chair of the nominating committee would receive an additional $3,500) and (v) $15,000 annual cash retainer for the chairman of the board (in addition to the $25,000 annual retainer that all outside directors receive). If these increases and new retainer fees are approved, the board intends to discontinue payment of meeting fees (although the Company would continue to reimburse our non-employee directors for their expenses incurred in connection with attending board and committee meetings).

      Several directors have purchased shares of our common stock pursuant to restricted stock purchase agreements, subject to repurchase rights in our favor which lapse over time. David R. Walt, as a member of our Scientific Advisory Board, received a consulting fee of $16,667 and other consulting fees of $10,000 in fiscal year 2004.
      Under our 2000 stock plan, as amended, directors who are not officers or employees of the Company were eligible to receive during 2004:

•	one-time option grants of 20,000 shares vesting annually over four years upon first joining the board, which are to be automatically granted on the date the individual is elected a director, whether by stockholder approval or appointment by the Board, with exercise prices equal to the fair market value of our common stock on the date of grant; and

•	annual option grants of 10,000 shares vesting annually over four years, which are to be automatically granted on the date of each annual stockholder meeting, with exercise prices equal to the fair market value of our common stock on the date of grant.
Mr. Bradbury and Drs. Rastetter and Walt each received an annual option grant of 10,000 shares subject to the 2000 stock plan in 2004. Ms. Eastham received an initial option grant of 20,000 shares subject to the 2000 stock plan upon her appointment to the board in August 2004.
      Under our 2005 Stock and Incentive Plan, as proposed to be adopted (see Proposal Three), directors who are not officers or employees of the Company receive:

•	a one-time option grant of 20,000 shares vesting annually over three years upon first joining the board, which are to be automatically granted on the date the individual is elected a director, whether by stockholder approval or appointment by the Board, with exercise prices equal to the fair market value of our common stock on the date of grant; and

•	annual option grants of 8,000 shares vesting on the earlier of (i) the one year anniversary of the date of grant of the option and (ii) the date immediately preceding the date of the annual meeting of the Company’s stockholders for the year following the year of grant of the option, which are to be automatically granted on the date of each annual stockholder meeting, with exercise prices equal to the fair market value of our common stock on the date of grant.
The terms of the 2005 Stock and Incentive Plan permit the Board to change the terms (including the number of shares and vesting terms) of the director options at any time.
      On the date of the annual meeting, our existing non-employee board members, Ms. Eastham, Dr. Rastetter, Dr. Walt and if re-elected, Mr. Bradbury, will automatically receive option grants of 8,000 shares of our common stock if the 2005 Stock and Incentive Plan is approved and 10,000 shares of our common stock if the 2005 Stock and Incentive Plan is not approved. The exercise price per share under each such option will be equal to the fair market value per share of common stock on the grant date and the vesting will be as described above.
COMMUNICATIONS WITH DIRECTORS
      You may send, in an envelope marked “Confidential,” a written communication to the Chair of the Audit Committee, via the attention of the Company’s Secretary, at 9885 Towne Centre Drive, San Diego, CA 92121. All such envelopes will be delivered unopened to the Chair of our Audit Committee.

PROPOSAL TWO: RATIFICATION OF INDEPENDENT AUDITORS
      The board of directors, upon recommendation of the audit committee, has appointed the firm of Ernst & Young LLP, our independent public auditors during 2004, to serve in the same capacity for the year ending January 1, 2006, and is asking the stockholders to ratify this appointment. The affirmative vote of a majority of the shares represented and voting at the annual meeting is required to ratify the appointment of Ernst & Young LLP.
      In the event the stockholders fail to ratify the appointment, the board of directors will reconsider its selection. Even if the selection is ratified, the board of directors in its discretion may direct the appointment of a different independent auditing firm at any time during the year if the board of directors believes that such a change would be in the best interests of Illumina and its stockholders.
      A representative of Ernst & Young LLP is expected to be present at the annual meeting. This representative will have the opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions.
Audit Fees
      The aggregate fees billed by Ernst & Young LLP for professional services rendered for the audit of our annual financial statements, the quarterly reviews of the financial statements included in our Forms 10-Q, review of Form S-3 and an A-133 audit required by our government grants were $312,226 and $135,720 for fiscal years 2004 and 2003, respectively. In 2004, audit fees also include fees for professional services rendered for the audits of (i) management’s assessment of the effectiveness of internal control over financial reporting and (ii) the effectiveness of internal control over financial reporting.
Audit-Related Fees
      Ernst & Young LLP did not perform any audit-related services, for fiscal years 2004 and 2003.
Tax Fees
      The aggregate fees billed by Ernst & Young LLP for professional services rendered for the preparation of our tax returns and tax planning and advice were $25,520 for fiscal year 2003. In fiscal year 2004, all tax related services were performed by parties other than Ernst & Young LLP.
All Other Fees
      Ernst & Young LLP did not perform any professional services other than as stated under the captions Audit Fees, Audit-Related Fees and Tax Fees for fiscal year 2004 or 2003.
Pre Approval Policies and Procedures
      The audit committee has adopted a policy that requires advance approval of all audit services and permitted non-audit services to be provided by the independent auditor as required by the Exchange Act. The audit committee must approve the permitted service before the independent auditor is engaged to perform it.
Recommendation of the Board of Directors
      The board of directors recommends that the stockholders vote FOR the ratification of the selection of Ernst & Young LLP to serve as our independent auditors for the fiscal year ending January 1, 2006.

PROPOSAL THREE — APPROVAL OF THE 2005 STOCK AND INCENTIVE PLAN
      At the annual meeting, you are being asked to approve the Illumina, Inc. 2005 Stock and Incentive Plan (the “Stock Plan”).
      The Stock Plan was adopted by the Board of Directors in April 2005, subject to stockholder approval. The Board adopted the Stock Plan to replace the Company’s 2000 Stock Plan (the “2000 Stock Plan”) because it believes it is necessary to expand the types of equity awards permitted under its equity compensation plans in order to attract and retain employees, executive officers, directors and other service providers. The Board also believes it is in the best interests of the Company and its stockholders to expand the type of awards it may grant to maximize the Company’s ability to take income tax deductions for certain compensation paid to executive officers of the Company under Section 162(m) (“Section 162(m)”) of the Internal Revenue Code of 1986, as amended (the “Code”). The Board continues to believe that equity compensation awards are an important part of the Company’s overall compensation program and that such awards are important in retaining and motivating existing personnel.
      The Stock Plan will not become effective unless it is approved by our stockholders. In accordance with applicable listing standards established by the National Association of Securities Dealers, the Board is asking the Company’s stockholders to approve the Stock Plan. The Company also seeks stockholder approval in order to qualify the Stock Plan and certain awards made pursuant to it under the incentive stock option provisions of the Code and to assure that the Company may fully deduct for federal income tax purposes certain compensation that may be paid under the Stock Plan in accordance with Section 162(m) of the Code.
      The Stock Plan provides that an aggregate of up to 11,542,358 shares of our common stock will be reserved and available to be issued pursuant to awards granted under the Stock Plan, plus additional shares that may be added to the Stock Plan as described below. This maximum number of shares reserved and available for issuance under the Stock Plan consists of shares reserved for issuance under the 2000 Stock Plan that as of May 2, 2005 were either (i) available for grant pursuant to awards that may be made under the 2000 Stock Plan or (ii) are subject to outstanding options granted under the 2000 Stock Plan which shares might be returned to the 2000 Stock Plan if and to the extent the options to which they are subject terminate or expire or become unexercisable for any reason without having been exercised in full. As of May 2, 2005, options to purchase a total of 6,879,109 shares of common stock were outstanding under the 2000 Stock Plan and 4,663,249 shares remained available for issuance under the 2000 Stock Plan. While the number of options issued and outstanding under the 2000 Stock Plan may change between May 2, 2005 and the date of the annual meeting, the total number of shares reserved for issuance under the Stock Plan under (i) and (ii) above will not exceed 11,542,358 shares. As of the record date, May 2, 2005, 11,542,358 shares represent approximately 28.7% of the Company’s outstanding common stock.
      In addition, the Stock Plan has an “evergreen” feature pursuant to which additional shares will automatically be added to the shares reserved for issuance under the Stock Plan without further stockholder approval as of the first day of our fiscal year in each of 2006 through 2010. The number of shares that may be added each year will equal the lesser of 1,200,000 shares, 5% of our outstanding common stock as of the last day of the immediately preceding fiscal year or a number of shares established by our board. Therefore, the maximum number of shares that may be added to the Stock Plan through this evergreen feature over the term of the Stock Plan is 6,000,000 shares. The 2000 Stock Plan has an evergreen feature which provides that up to an additional 7,500,000 shares of common stock would become available for grant under the Stock Plan without further stockholder approval over time between 2006 through 2010.
      If the Stock Plan is approved by the stockholders, the Company will cease granting awards under the 2000 Stock Plan. Therefore, on a net basis, adoption of the Stock Plan will result in a decrease in stockholder dilution over the next five years by an aggregate of 1,500,000 shares as a result of the lower share limit in the Stock Plan’s evergreen feature relative to the evergreen provisions of the 2000

Stock Plan. If the Stock Plan is not approved by the stockholders, the 2000 Stock Plan will continue in operation pursuant to its terms.
      The material terms of the Stock Plan include the following:

•	the types of awards that may be granted under the Stock Plan are stock options (including incentive stock options and nonstatutory stock options), restricted stock grants, restricted stock units, stock appreciation rights and other similar types of awards (including other awards under which recipients are not required to pay any purchase or exercise price, such as phantom stock rights), as well as cash awards;

•	the maximum number of shares subject to awards that may be granted to any one participant under the Stock Plan during any single fiscal year of the Company is 500,000 shares; provided that up to 1,000,000 additional shares may be granted to a participant during the fiscal year in which the participant’s service with the Company commences (the “162(m) Share Limit”);

•	the maximum value of any cash award granted to any participant for any fiscal year under the Stock Plan is $1,000,000 (the “162(m) Cash Limit”);

•	the Company may not reprice or otherwise reduce the exercise price of outstanding options granted under the Stock Plan (other than in connection with certain corporate transactions such as stock splits, stock dividends or similar transactions) without the approval of our stockholders;

•	the Stock Plan provides that the board may grant awards to members of the Company’s board (including our outside or non-employee directors) and, to the extent the Stock Plan or the board establishes an automatic option grant program for directors under the Stock Plan, the board may in its discretion change the terms of options to be granted under such program, or discontinue the program at any time in its sole discretion. The Stock Plan provides for an automatic option grant program for our outside directors, as described below, which assuming the Stock Plan is approved, the board will not change prior to 2006;

•	the number of shares reserved for issuance under the Stock Plan (including the maximum number of shares in the evergreen feature) and subject to outstanding awards, the exercise or purchase price per share applicable to outstanding awards, the number of shares to be granted to our non-employee directors under any director option grant program for our non-employee directors and the 162(m) Share Limit will each be adjusted to proportionately reflect the terms of certain corporate transactions including stock splits, stock dividends, and certain other transactions affecting the capital stock of the Company;

•	the maximum number of shares reserved for issuance under the Stock Plan is as described above;

•	shares subject to awards that expire or terminate for any reason without having been exercised in full or without the shares subject thereto having been issued in full will become available for re-issuance under the Stock Plan;

•	shares of common stock which are retained by the Company upon exercise of an award in order to satisfy the exercise or purchase price of an award or any withholding taxes due with respect to the exercise or purchase shall not continue to be available for issuance under the Stock Plan; and

•	the Stock Plan will expire in 2015 (unless it expires or is terminated earlier pursuant to its terms).
Background on Stock Plan
      The 2000 Stock Plan provides for the granting of stock options to eligible participants. In light of the changing pressures affecting compensation, including executive compensation, as a result of the recent market developments as well as increased focus on corporate governance matters generally, and because of the anticipated effectiveness of Financial Accounting Standards 123R imposing significant changes on the way in which stock options are accounted for, our board believes it appropriate for us to have increased flexibility as to the types of equity compensation awards the Board may grant to employees and other eligible plan participants.
      Specifically, our board has determined that the Company would be better positioned to attract and retain qualified officers, employees, consultants and directors if we had the ability, in addition to being able to grant stock options, to be able to grant stock awards pursuant to the Stock Plan in the form of restricted stock, restricted stock units, stock appreciation rights and other similar types of stock awards pursuant to which the recipient is not required to make any payment to the Company upon issuance of the shares underlying the award, such as phantom stock rights. These awards may or may not be granted subject to vesting or other forfeiture conditions. We are seeking approval of the Stock Plan by our stockholders at the annual meeting to expand the types of awards that the Company has the authority to grant.
      In addition, we are seeking approval of the Stock Plan to expand the Company’s ability to grant awards qualifying as “performance-based” under Code Section 162(m). Pursuant to Section 162(m), we generally may not deduct for federal income tax purposes compensation paid to certain executive officers (our Chief Executive Officer and our other four most highly compensated executive officers) to the extent that any of these persons receive more than $1,000,000 in compensation in any single year. However, if the compensation qualifies as “performance-based” for Section 162(m) purposes, we may deduct it for federal income tax purposes even if it exceeds $1,000,000 in a single year. One of the material terms of the Stock Plan is that the maximum number of shares that may be granted subject to options and other stock awards under the Stock Plan to any employee during any single fiscal year is 500,000 shares plus an additional 1,000,000 shares during the fiscal year in which the participant’s service with the Company commences. This 162(m) Share Limit is included in the Stock Plan specifically for purposes of Section 162(m).
      In addition, the board desires that the Company be able to pay cash bonuses that are fully deductible by the Company under applicable tax rules. The maximum amount payable pursuant to a cash award granted under the Stock Plan for any fiscal year may not exceed $1,000,000 (the “162(m) Cash Limit”). This 162(m) Cash Limit is included in the Stock Plan specifically for purposes of Section 162(m).
      The Stock Plan includes restricted stock grants, restricted stock units and stock appreciation rights (and other similar types of stock awards). To qualify such awards, as well as cash awards, as “performance-based” compensation, these awards must be made subject to performance conditions approved by the board’s compensation committee and our stockholders as required under the Section 162(m) regulations. The Company may or may not apply performance criteria and qualify the awards under Section 162(m), but the Company believes it is in the best interests of the Company and its stockholders to have the ability to do so.
      The Stock Plan permits the Company to issue such awards incorporating performance objectives and provides that these performance objectives (“Qualifying Performance Criteria”) may be based upon: (1) cash flow, (2) earnings (including gross margin, earnings before interest and taxes, earnings before taxes, and net earnings), (3) earnings per share, (4) growth in earnings or earnings per share; (5) stock price, (6) return on equity or average stockholders’ equity, (7) total stockholder return, (8) return on capital, (9) return on assets or net assets, (10) return on investment, (11) revenue, (12) income or net income, (13) operating income or net operating income, (14) operating profit or net operating profit, (15) operating margin, (16) return on operating revenue, (17) market share, (18) contract awards or backlog, (19) overhead or other expense reduction, (20) growth in stockholder value relative to the moving average of the S&P 500 Index or the Company’s peer group index, (21) credit rating, (22) strategic plan development and implementation, (23) improvement in workforce diversity, and (24) such other similar criteria as may be determined by the Administrator (as defined below). To the extent that the Administrator determines that an award will be granted subject to Qualifying Performance Criteria, such criteria will be specified with respect to a particular award by our compensation committee in a manner designed to comply with Section 162(m). These criteria may be applied to the Company as a whole or to a business unit, parent, subsidiary or business segment, either individually, alternatively or in any combination, and may be measured either annually or cumulatively over a period of years, on an absolute basis, or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the Administrator in the award agreement. The Company will generally attempt to qualify awards under the Stock Plan as performance-based compensation so as to meet the standards of Section 162(m), but may not do so in every instance.
      Stockholder approval of the Stock Plan pursuant to this proposal will constitute stockholder approval of the material terms of the Stock Plan, including the 162(m) Share Limit and the 162(m) Cash Limit as described above and the Qualifying Performance Criteria, for Section 162(m) purposes.
Recommendation of the Board of Directors
      The board of directors recommends a vote FOR the approval of the Stock Plan.
Vote Required
      Approval of the Stock Plan requires the affirmative vote of a majority of the shares of our common stock present in person or represented by proxy and entitled to be voted on the proposal at the annual meeting.
      Brokers do not have discretion to vote on this proposal without your instruction. If you do not instruct your broker how to vote on this proposal, your broker will deliver a non-vote on this proposal. Broker non-votes, if any, will have no effect on the outcome of the vote on this proposal. Abstentions will have the effect of a vote “against” the proposal.
General
      A copy of the Stock Plan is attached to this proxy statement as Appendix A. The following description of the Stock Plan is only a summary and so is qualified by reference to the complete text of the Stock Plan.
      The purpose of the Stock Plan is to enhance the long-term stockholders’ value of the Company by offering incentives to attract and retain the best available personnel for positions of substantial responsibility and by providing additional incentive to employees and consultants to promote the success of the Company’s business. Stock options, restricted stock, restricted stock units, stock appreciation rights and other similar types of awards (including other awards under which recipients are not required to pay any purchase price or exercise price, such as phantom stock rights), as well as cash awards may be granted under the Stock Plan (each an “Award”). Options granted under the Stock Plan may be either “incentive stock options,” as defined in section 422 of the Code, or non-statutory stock options.
      Administration. The Stock Plan is administered by the compensation committee of the board of directors (the “Administrator”).
      Eligibility. Non-statutory stock options and stock awards may be granted under the Stock Plan to employees, directors (including non-employee directors) and consultants of the Company, its parent and subsidiaries. Incentive stock options and cash awards may be granted only to employees of the Company or its subsidiaries. The Administrator, in its discretion, selects the employees to whom stock options and other stock awards, as well as cash awards, may be granted, the time or times at which such Awards are granted, and the terms of such Awards to be granted under the Stock Plan. As of May 2, 2005, the Company had approximately 321 employees and consultants and five non-employee directors who would be eligible to participate in the Stock Plan.

      New Plan Benefits. Because benefits under the Stock Plan will depend on the Administrator’s actions and, with respect to options and other stock awards, the fair market value of common stock at various future dates, it is not possible to determine the benefits that will be received by employees, officers, directors, and consultants under such types of awards if the Stock Plan is approved by the stockholders. No Awards have been granted or promised to be granted under the Stock Plan, except see “Automatic Director Stock Option Program” below regarding options that will be automatically granted to our non-employee directors on the date of the annual meeting if our stockholders approve the Stock Plan. As of May 2, 2005, the closing sales prices of common stock was $9.87 per share.
      Nontransferability of Awards. Options and stock awards granted under the Stock Plan are not transferable other than by will or the laws of descent and distribution and may be exercised during the lifetime of the holder of the option or stock award only by the holder; provided that non-statutory options may be transferred by gift to immediate family members of the participant or to a trust in which non-statutory options are to be passed to a beneficiary of the participant upon the death of participant.
Stock Options
      Exercise Price. The Administrator determines the exercise price of options at the time the options are granted. The exercise price of options granted under the Stock Plan may not be less than 100% of the fair market value of our common stock on the date of grant of such option, provided that the exercise price of an incentive stock option to an employee who is also a 10% stockholder must have an exercise price at least equal to 110% of the fair market value of our common stock on the date of grant of such option. The Company may grant options with exercise prices equal to less than 100% of the fair market value of our common stock on the date of grant in connection with an acquisition by the Company of another company. The fair market value of our common stock is generally the closing sales price as quoted on the Nasdaq National Market on the date of grant. No option may be repriced to reduce the exercise price of such option without stockholder approval (except in connection with a change in our capitalization, such as a stock split or a recapitalization).
      Exercise of Option; Form of Consideration. The Administrator determines when options vest and become exercisable, and in its discretion may accelerate the vesting and/or exercisability of any outstanding option. The Company’s standard vesting schedule applicable to options granted to newly hired employees is one-fifth of the total number of shares subject to the option become vested and exercisable on the first year anniversary of the date of grant and an additional one-sixtieth of the total number of shares subject to the option become vested and exercisable on each subsequent monthly anniversary of the date of grant. The Company’s standard vesting schedule for options granted to continuing employees is one-sixtieth of the total number of shares subject to an option become vested and exercisable on each monthly anniversary of the date of grant. The means of payment for shares issued upon exercise of an option are specified in each option agreement. The Stock Plan permits payment to be made by cash, check, promissory note, cancellation of indebtedness, other shares of common stock of the Company (with some restrictions), broker assisted same-day sale or any other means of consideration permitted by applicable law.
      Term of Option. The term of an option may be no more than ten years from the date of grant; provided that the term of an incentive stock option may not be more than five years from the date of grant for an optionee who is also a 10% stockholder. No option may be exercised after the expiration of its term.
      Termination of Options. Generally, if an optionee’s services to the Company as an employee, consultant or director terminate other than for death or disability, vested options will remain exercisable for a period of three months following the optionee’s termination. Unless otherwise provided for in the option agreement, generally if an optionee becomes disabled or dies while an employee, consultant or director, the optionee’s vested options shall be exercisable for twelve months following the optionee’s death or termination as a result of disability, or if earlier, the expiration of the term of such option. The Administrator shall have the authority to extend the period of time for which an option is to remain exercisable following optionee’s termination; provided that in no event will an option be exercisable later than the expiration of the term of the option.
      Automatic Director Stock Option Program. The Stock Plan allows the Administrator to grant nonstatutory stock options to non-employee directors, and to the extent it establishes an automatic option grant program for directors under the Stock Plan, it may change the terms of options to be granted under such program or discontinue the program at any time in its sole discretion. The Stock Plan provides for the automatic grant of nonstatutory stock options to our non-employee directors as follows: each non-employee director first joining our board will be granted an option (the “Initial Option”) to purchase 20,000 shares of common stock (as adjusted for stock splits, stock dividends, reclassifications and like transactions) and each non-employee director who both has served on our board for at least six months prior to, and continues to serve on our board following, an annual stockholders meeting will be granted an option (the “Annual Option”) to purchase 8,000 shares of common stock (as adjusted for stock splits, stock dividends, reclassifications and like transactions) at the time of the stockholders meeting. The per-share exercise price applicable to Initial and Annual Options is equal to the fair market value of our common stock on the date of grant. Subject to the director’s continuing to serve on our board, all Initial Options vest as to 33% of the shares subject to the option on each of the first three anniversaries following the grant date, and all Annual Options vest as to 100% of the shares subject to the option on the earlier of (i) the one year anniversary of the date of grant of the option and (ii) the date immediately preceding the date of the annual meeting of the Company’s stockholders for the year following the year of grant of the option. In the event of the Company’s merger with or into another corporation, a sale of substantially all of the Company’s assets or another corporate transaction (as defined in the Stock Plan), if a successor corporation does not assume or substitute for each Initial Option and Subsequent Option, each outstanding Initial Option and Substitute Option shall vest in full and be fully exercisable, including as to shares which would not otherwise be vested or exercisable. If the Stock Plan is approved, the board will not amend the automatic director stock option program prior to 2006.
Stock Awards
      Stock awards may be stock grants, stock units, stock appreciation rights or other similar stock awards (including stock awards having an exercise or purchase price that is less than the fair market value of the common stock as of the date of grant of the award, such as phantom stock rights). Stock grants are awards of a specific number of shares of our common stock. Stock units represent a promise to deliver shares of our common stock, or an amount of cash or property equal to the value of the underlying shares, at a future date. Stock appreciation rights are rights to receive cash and/or shares of our common stock based on a change in the fair market value of a specific number of shares of our common stock. Each stock award is evidenced by a stock award agreement between the Company and the participant. The Stock Plan allows the Administrator broad discretion to determine the terms of individual awards, including the number of shares that such participant shall be entitled to purchase or receive and the price (if any) to be paid by the recipient in connection with the issuance of the shares. Each stock award agreement will contain provisions regarding (i) the number of shares subject to such stock award or a formula for determining such number, (ii) the purchase price of the shares, if any, and the means of payment for the shares, (iii) the performance criteria (including the Qualifying Performance Criteria), if any, and level of achievement versus these criteria that will determine the number of shares granted, issued, retainable and vested, as applicable, (iv) such terms and conditions on the grant, issuance, vesting and forfeiture of the shares, as applicable, as may be determined from time to time by the Administrator, (v) restrictions on the transferability of the stock award, and (vi) such further terms and conditions, in each case not inconsistent with the Stock Plan, as may be determined from time to time by the Administrator. Shares may be granted under the Stock Plan as stock awards without requiring the participant to pay the Company an amount equal to the fair market value of our common stock as of the Award grant date in order to acquire the Award shares.

Cash Awards
      Cash awards granted under the Stock Plan will generally be made to individuals who are, or who the Company anticipates may be, one of our five most highly compensated officers (such individuals being those employees whose compensation may not be fully deductible by the Company under Code Section 162(m) if it exceeds with respect to a given year the limits imposed by that section). Each cash award granted under the Stock Plan will be subject to Qualifying Performance Criteria and will be reflected in an agreement containing provisions regarding (1) the target and maximum amount payable to the participant as a cash award, (2) the Qualifying Performance Criteria and level of achievement versus the criteria that will determine the amount of such payment, (3) the period as to which performance shall be measured for establishing the amount of any payment, (4) the timing of any payment earned by virtue of performance, (5) restrictions on the alienation or transfer of the cash award prior to actual payment, (6) forfeiture provisions, and (7) such further terms and conditions, in each case not inconsistent with the Stock Plan, as may be determined from time to time by the Administrator. The maximum amount payable as a cash award may be a multiple of the target amount payable. The maximum amount payable pursuant to a cash award granted under the Stock Plan for any fiscal year to any participant may not exceed $1,000,000. Nothing in the Stock Plan prevents the Company from granting cash awards outside of the Stock Plan to any individual.
Adjustments on Changes in Capitalization, Merger or Change of Control
      In the event of any stock dividend, stock split, reverse stock split, recapitalization, combination, reclassification or similar change to the capital structure of the Company without receipt of consideration by the Company, appropriate adjustments will be made to (i) the number of shares subject to the Stock Plan (including the number of shares subject to the evergreen feature), (ii) the 162(m) Share Limit, (iii) the number of shares that may be granted to our non-employee directors under the automatic stock option provisions of the Stock Plan applicable to such directors, and (iv) the exercise price and number of shares under each outstanding Award. Any such adjustments shall be made by the Administrator, and the decision of the Administrator shall be final, binding and conclusive.
      The Stock Plan provides that in the event of our merger with or into another corporation, a sale of substantially all of our assets or another corporate transaction (as defined in the Stock Plan), the board or the Administrator may provide for the assumption, substitution or adjustment of each outstanding Award, accelerate the vesting of options and terminate any restrictions on stock awards or cash awards or terminate Awards on such terms and conditions as the board or Administrator determines, including for a cash payment to the participant.
      In the event of a proposed dissolution or liquidation of the Company, each Award will terminate immediately prior to the consummation of the dissolution or liquidation, unless otherwise determined by the Administrator.
Amendment and Termination of the Stock Plan
      The board may amend, alter, suspend or discontinue the Stock Plan. However, the Company shall obtain stockholder approval for any amendment to the Stock Plan to the extent necessary and desirable to comply with applicable laws and Nasdaq National Market listing requirements. Generally, no such action by the board or stockholders may alter or impair any outstanding Award under the Stock Plan without the written consent of the holder. In addition, no amendment shall be made that would reduce the exercise price of outstanding options without the written consent of the stockholders. The Stock Plan will terminate in June 2015.
Federal Income Tax Consequences of Awards under the Stock Plan
      THE FOLLOWING IS A GENERAL SUMMARY OF THE TYPICAL FEDERAL INCOME TAX CONSEQUENCES OF THE ISSUANCE AND EXERCISE OF OPTIONS OR AWARDS OF RESTRICTED STOCK

UNDER THE PLAN. IT DOES NOT DESCRIBE STATE OR OTHER TAX CONSEQUENCES OF THE ISSUANCE AND EXERCISE OF OPTIONS OR OF GRANT OF RESTRICTED STOCK.
      Options. The grant of an incentive stock option has no federal income tax effect on the optionee. Upon exercise the optionee does not recognize income for “regular” tax purposes. However, the excess of the fair market value of the stock subject to an option over the exercise price of such option (the “option spread”) is includible in the optionee’s “alternative minimum taxable income” for purposes of the alternative minimum tax. If the optionee does not dispose of the stock acquired upon exercise of an incentive stock option until more than two years after the option grant date and more than one year after exercise of the option, any gain (or loss) upon sale of the shares will be a long-term capital gain (or loss). If the holding periods are not satisfied, then: (1) if the sale price exceeds the exercise price, the optionee will recognize capital gain equal to the excess, if any, of the sale price over the fair market value of the shares on the date of exercise and will recognize ordinary income equal to the difference, if any, between the lesser of the sale price or the fair market value of the shares on the exercise date and the exercise price; or (2) if the sale price is less than the exercise price, the optionee will recognize a capital loss equal to the difference between the exercise price and the sale price. The Company is not entitled to a federal income tax deduction in connection with incentive stock options, except to the extent that the optionee has taxable ordinary income on a disqualifying disposition (unless limited by Section 162(m)).
      The grant of a non-statutory option has no federal income tax effect on the optionee. Upon the exercise of a non-statutory option with respect to vested shares, the optionee has taxable ordinary income (and unless limited by Section 162(m) the Company is entitled to a corresponding deduction) equal to the option spread on the date of exercise. Upon the disposition of stock acquired upon exercise of a non-statutory option, the optionee recognizes either long-term or short-term capital gain or loss, depending on how long such stock was held, on any difference between the sale price and the exercise price, to the extent not recognized as taxable income on the date of exercise. The Company may allow non-statutory options to be transferred subject to conditions and restrictions imposed by the Administrator; special tax rules may apply on such a transfer.
      In the case of both incentive stock options and non-statutory options, special federal income tax rules apply if Company common stock is used to pay all or part of the option price, and different rules than those described above will apply if unvested shares are purchased on exercise of the option.
      Stock Awards. Stock awards will generally be taxed in the same manner as non-statutory stock options. However, shares issued under a restricted stock award are subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Code to the extent the shares will be forfeited in the event that the participant ceases to provide services to the Company and are not nontransferable. As a result of this substantial risk of forfeiture, the participant will not recognize ordinary income at the time the award shares are issued. Instead, the participant will recognize ordinary income on the dates when the stock is no longer subject to a substantial risk of forfeiture, or when the stock becomes transferable, if earlier. The participant’s ordinary income is measured as the difference between the amount paid for the stock, if any, and the fair market value of the stock on the date the stock is no longer subject to forfeiture.
      The employee may accelerate his or her recognition of ordinary income, if any, and begin his or her capital gains holding period by timely filing (i.e., within thirty days of the share issuance date) an election pursuant to Section 83(b) of the Code. In such event, the ordinary income recognized, if any, is measured as the difference between the amount paid for the stock, if any, and the fair market value of the stock on the date of such issuance, and the capital gain holding period commences on such date. The ordinary income recognized by an employee will be subject to tax withholding by the Company. Unless limited by Section 162(m), the Company is entitled to a deduction in the same amount as and at the time the employee recognizes ordinary income.
      Cash Awards. Upon receipt of cash, the recipient will have taxable ordinary income, in the year of receipt, equal to the cash received. Any cash received will be subject to tax withholding by the

Company. Unless limited by Section 162(m) of the Code, the Company will be entitled to tax deduction in the amount and at the time the recipient recognizes compensation income.
Accounting Treatment
      Prior to the first quarter of fiscal 2006, options granted to employees under the Stock Plan that have fixed exercise prices that are equal to or greater than the fair value per share on the grant date and that have a fixed number of shares associated with the option will generally not result in any direct charge to the Company’s reported earnings under current accounting rules. However, the fair value of those options is required to be disclosed in the notes to the Company’s financial statements, and the Company also must disclose, in the notes to its financial statements, the pro forma impact those options would have upon the Company’s reported earnings and earnings per share were the fair value of those options at the time of grant treated as a compensation expense over the life of the option.
      Beginning with the first quarter of fiscal 2006 (assuming that the stated effective date for FAS 123R is not amended), the Company will generally be required to recognize compensation expense in an amount equal to the fair value on the date of grant of all stock options that are unvested as of or after such period. The fair value of an option will be based on the number of shares subject to the option that are expected to vest. The Company will use either Black-Scholes or a binomial valuation model to measure fair value of option grants. In addition, the Company will be required to recognize compensation expense for options as they vest, as adjusted for actual forfeitures that occur before vesting but not adjusted for any previously recognized compensation cost if an option lapses unexercised.
OTHER MATTERS
      We know of no other matters that will be presented for consideration at the annual meeting. If any other matters properly come before the annual meeting, it is the intention of the persons named in the enclosed form of proxy to vote the shares they represent as the board of directors may recommend. Discretionary authority with respect to such other matters is granted by the execution of the enclosed proxy.
OWNERSHIP OF SECURITIES
      The following table sets forth information known to us with respect to the beneficial ownership of our common stock as of January 31, 2005 for:

•	each of our directors;

•	each of the named executive officers listed in the summary compensation table included in this proxy statement;

•	each stockholder known by us to own beneficially more than 5% of our common stock; and

•	all of our directors and executive officers as a group.
      Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to stock options and warrants currently exercisable or exercisable within 60 days from January 31, 2005 are deemed to be outstanding for computing the percentage ownership of the person holding these options and the percentage ownership of any group of which the holder is a member, but are not deemed outstanding for computing the percentage of any other person. Except as indicated by footnote, and subject to community property laws where applicable, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. Except as otherwise noted below, the address of each person listed on the table is 9885 Towne Centre Drive, San Diego, CA 92121. Some of the shares of common stock held by our directors, officers and consultants are subject to repurchase rights in our favor. For a description of these repurchase rights, see the footnotes below.

		Beneficial Ownership
	Shares Issuable
	Pursuant to Options	Number of Shares
	Exercisable Within	(including
	60 days of	number shown in	Percentage
Name and Address	January 31, 2005	first column)	of Total(1)

DIRECTORS AND EXECUTIVE OFFICERS
Jay T. Flatley(2)	143,540	1,069,615	2.8
David L. Barker, Ph.D.(3)	40,790	297,857	*
Noemi C. Espinosa(4)	22,811	242,061	*
Timothy M. Kish(5)	34,833	437,759	1.1
John R. Stuelpnagel, D.V.M.(6)	68,957	704,640	1.8
Daniel M. Bradbury	5,000	5,000	*
Karin Eastham	—	—	*
R. Scott Greer(7)	22,500	26,500	*
Paul Grint, M.D.	—	—	*
William H. Rastetter, Ph.D.	15,000	58,340	*
David R. Walt, Ph.D.(8)	15,000	1,421,713	3.7
All directors and executive officers as a group (15 persons)	1,028,607	4,084,280	10.4
5% STOCKHOLDERS
ARCH Venture Partners, LLC(9)	—	2,715,299	7.1
8725 West Higgins Road, Suite 290 Chicago, IL 60631
Federated Investors, Inc.(10)	—	3,205,410	8.4
5800 Corporate Drive Pittsburgh, PA 15222

*	Represents beneficial ownership of less than 1% of the outstanding shares of our common stock.

(1)	Percentage ownership is based on the 38,124,708 shares of common stock outstanding on January 31, 2005.

(2)	Includes 12,600 shares beneficially owned by Mr. Flatley’s children.

(3)	Includes 3,300 shares beneficially owned by a trust for which Dr. Barker is the trustee. As of January 31, 2005, we have the right to repurchase 8,334 of Dr. Barker’s shares upon termination of Dr. Barker’s services to the Company, which repurchase right lapses over time.

(4)	As of January 31, 2005, we have the right to repurchase 10,750 of Ms. Espinosa’s shares upon termination of Ms. Espinosa’s services to the Company, which repurchase right lapses over time.

(5)	Includes 6,000 shares beneficially owned by Mr. Kish’s children. As of January 31, 2005, we have the right to repurchase 18,750 of Mr. Kish’s shares upon termination of Mr. Kish’s services to the Company, which repurchase right lapses over time. Mr. Kish resigned from the Company in April 2005.

(6)	As of January 31, 2005, we have the right to repurchase 47,500 of Dr. Stuelpnagel’s shares upon termination of Dr. Stuelpnagel’s services to the Company, which repurchase right lapses over time.

(7)	Mr. Greer resigned from the board of directors in April 2005.

(8)	Includes 303,980 shares beneficially owned by Dr. Walt’s wife, 60,000 shares owned by OSCI, Inc. and 31,540 shares beneficially owned by Dr. Walt’s children. Dr. Walt is a principal in OSCI, Inc. Dr. Walt disclaims beneficial ownership of the shares held by OSCI, Inc.

(9)	Based solely on information contained in Schedule 13G filed by Arch Venture Partners, LLC on February 14, 2005.

(10)	Based solely on information contained in Schedule 13G filed by Federated Investors, Inc. on February 14, 2005.
EXECUTIVE COMPENSATION AND OTHER INFORMATION
Summary of Cash and Certain Other Compensation
      The following table provides summary information concerning the compensation earned by our Chief Executive Officer and each of our four other most highly compensated executive officers whose salary and bonus for the 2004 fiscal year was in excess of $100,000, for services rendered in all capacities, to Illumina. No executive officer who would have otherwise been includable in such table on the basis of salary and bonus earned for the 2004 fiscal year has been excluded by reason of his or her termination of employment or change in executive status during that fiscal year. The individuals included in the following table are referred to as named executive officers.
Summary 2004 Compensation Table

						Long Term
						Compensation
						Awards
		Annual Compensation ($)
						Securities
				Other Annual		Underlying
Name and Principal Positions	Year	Salary	Bonus(1)	Compensation		Options (#)

Jay T. Flatley,	2004	$399,315	$147,747	$—		200,000
President and	2003	360,400	96,107	22,453	(2)	150,000
Chief Executive Officer	2002	340,000	119,000	7,547	(2)	—
David L. Barker,	2004	233,200	27,984	—		40,000
Vice President and	2003	220,000	22,000	—		40,000
Chief Scientific Officer	2002	210,000	15,750	—		—
Noemi C. Espinosa,	2004	231,000	20,790	—		25,000
Vice President of	2003	220,000	14,667	4,154	(3)	25,000
Intellectual Property	2002	210,000	12,600	4,038	(3)	—
Timothy M. Kish,	2004	267,500	48,150	—		60,000
former Vice President of Finance	2003	250,000	33,333	—		50,000
and Chief Financial Officer	2002	236,250	17,719	—		—
John R. Stuelpnagel,	2004	275,000	46,750	7,404	(3)	100,000
Senior Vice President and	2003	250,000	33,333	7,231	(3)	75,000
Chief Operating Officer	2002	220,000	22,000	3,885	(3)	—

(1)	Bonuses are earned in the year indicated and paid in February of the following year.

(2)	This amount represents an allowance for relocation and housing.

(3)	Payment in lieu of paid time off.
Stock Option Grants
      We grant options to our executive officers under our 2000 Stock Plan or if approved by the stockholders, under our Stock Plan. As of January 31, 2005, options to purchase a total of 6,526,331 shares of our common stock were outstanding under the 2000 Stock Plan and options to purchase 5,640,315 shares of our common stock remained available for future grant.
      The following tables show, for the 2004 fiscal year, information regarding options granted to, exercised by, and held at year end by, each of the named executive officers. No stock appreciation rights were granted to the named executive officers during the 2004 fiscal year.

      The exercise price of each option was equal to the closing sales price of our common stock as reported on the Nasdaq Stock Market on the date of grant. The exercise price may be paid in cash or through a cashless exercise procedure involving a same-day sale of the purchased shares. The options vest ratably over a 60-month period, beginning February 2004. Each of the options has a maximum term of 10 years measured from the applicable grant date, subject to earlier termination if the optionee’s service with us ceases. In the event that we are acquired by merger or asset sale, each outstanding option which is not to be assumed by, or substituted for, the acquiring entity will become immediately fully vested and exercisable.
      The potential realizable value is calculated based on the 10-year term of the option at the time of grant. Stock price appreciation of 5% and 10% is assumed under the Securities and Exchange Commission rules and does not represent our prediction of our stock price performance. The potential realizable value at 5% and 10% appreciation are calculated by assuming that the stock price on the date of grant appreciates at the indicated annual rate, compounded annually for the entire term of the option and that the option is exercised and sold on the last day of its term for the appreciated stock price. There can be no assurance provided to any named executive officer or other holder of our securities that the actual stock price appreciation over the 10-year term will be at the assumed 5% and 10% levels or at any other defined level. Unless the market price of the common stock appreciates over the option term, no value will be realized from the option grants made to the named executive officers. On December 31, 2004, the last trading day of our 2004 fiscal year, the closing sales price of our common stock, as reported on the Nasdaq National Market, was $9.48.
      Percentages shown under “Percentage of Total Options Granted in 2004” are based on an aggregate of 1,453,400 options granted to employees of Illumina under our stock option plans during 2004.

	Individual Grants
					Value at Assumed
	Number of	Percentage of			Annual Rates of
	Securities	Total Options			Stock Appreciation
	Underlying	Granted to	Exercise		for Option Term
	Options	Employees in	Price	Expiration
Name	Granted	Fiscal Year	($/Share)	Date	5% ($)	10% ($)

Jay T. Flatley	200,000	13.76%	7.90	01/07/2014	993,654	2,518,113
David L. Barker, Ph.D.	40,000	2.75%	7.90	01/07/2014	198,731	503,623
Noemi C. Espinosa	25,000	1.72%	7.90	01/07/2014	124,207	314,764
Timothy M. Kish	60,000	4.13%	7.90	01/07/2014	298,096	755,434
John R. Stuelpnagel, D.V.M	100,000	6.88%	7.90	01/07/2014	496,827	1,259,057
Aggregate Option Exercises in 2004 and Option Values at January 2, 2005
      The following table presents the number and value of securities underlying unexercised options that are held by each of the named executive officers. No options were exercised by any of the named executive officers and no stock appreciation rights were outstanding during the 2004 fiscal year.
      Amounts shown under the column “Value of Unexercised In-the-Money Options at January 2, 2005” are based on the closing price of our common stock of $9.48 on December 31, 2004, the last trading day of our 2004 fiscal year, as reported on the Nasdaq National Market, less the exercise price paid for such shares, without taking into account any taxes that may be payable in connection with the transaction, multiplied by the number of shares underlying the option.

	Number of Securities		Value of Unexercised
	Underlying Unexercised		In-The-Money Options
	Options at January 2, 2005		at January 2, 2005

Name	Exercisable	Unexercisable	Exercisable	Unexercisable

Jay T. Flatley	124,581	375,419	$541,856	$1,304,144
David L. Barker, Ph.D.	36,165	118,835	159,434	433,916
Noemi C. Espinosa	19,999	55,001	90,558	203,943
Timothy M. Kish	29,333	155,667	140,394	551,656
John R. Stuelpnagel, D.V.M	59,582	190,418	261,475	661,525
Employment Contracts, Termination of Employment and Change in Control Arrangements
      We have not entered into employment agreements with any of our named executive officers.
      We have entered into restricted stock purchase agreements with several of our executive officers, including each of our named executive officers, providing that upon the closing of an acquisition of Illumina for cash or publicly traded securities, the lapsing of our repurchase right accelerates as to 50% of each officer’s shares of common stock then subject to our repurchase right and, with respect to the remaining 50%, on the first anniversary of the closing date of the acquisition. If the acquirer terminates the officer’s employment without cause within one year of the closing date, our repurchase right lapses with respect to all shares.
      The compensation committee, as plan administrator of our stock plans, has the authority to provide for accelerated vesting of any outstanding options or waiver of forfeiture restrictions of unvested stock held by our executive officers, for any reason, including upon a change of control.
Compensation Committee Interlocks and Insider Participation
      Our executive compensation program has been administered by the compensation committee of our board of directors. As of January 2, 2005, the compensation committee consisted of Ms. Eastham (chairperson), Mr. Greer and Dr. Rastetter. None of these individuals was an employee or an officer of ours.
      None of our current executive officers has ever served as a member of a board of directors or compensation committee of any other entity that has or has had one or more executive officers serving as a member of our board of directors or compensation committee during the last fiscal year.
      The following reports of the compensation committee and the audit committee, reference to the audit committee members and the stock performance graph should not be considered “soliciting material” and should not be considered “filed” with the Securities and Exchange Commission as part of this proxy statement. Any current or future cross-references to this proxy statement in filings with the Securities and Exchange Commission under either the Securities Act or the Securities Exchange Act will not include the report or graph reproduced below, except to the extent Illumina specifically incorporates it by reference in such filing.
Code of Ethics
      We have adopted a code of ethics that applies to all officers and employees, including our principal executive officer, principal financial officer and director of finance. This code of ethics was filed as Exhibit 14 to our Annual Report on Form 10-K for the fiscal year ended December 28, 2003 filed with the Securities and Exchange Commission.

Board Compensation Committee Report on Executive Compensation
      The compensation committee’s responsibility is to administer and review the base salaries, annual incentive compensation and long-term incentives of our executive officers, including our Chief Executive Officer, and to establish the general compensation policies for such individuals. The compensation committee also has the authority to make discretionary option grants to our executive officers under our equity compensation plans. The compensation committee engaged an independent third-party compensation consultant to review and provide recommendations regarding compensation, bonus and stock programs.
      Compensation Philosophy. Our philosophy is to maintain an executive compensation program that allows us to attract, retain and reward executive officers who contribute to our long-term success and to link that compensation to both individual performance and the value created for our stockholders. We have adopted a challenging strategy with an aggressive set of underlying goals and our success will in large part be determined by the quality of personnel we are able to recruit. A competitive compensation program will be a crucial part of recruiting the people required to help us achieve these goals.
      Our compensation program consists of three elements: base salary, incentive bonuses and long-term equity incentives. In general, our goal is to provide a total compensation package that is competitive with the biotechnology and life science instrumentation companies with which we compete for talent.
      Base Salary. The salaries for executive officers for 2004 were generally determined on an individual basis by the compensation committee. Determinations of appropriate base salary levels are made based on level of responsibility, prior experience and breadth of knowledge as well as competitive pay practices in our industry. Initial salary levels are set at the market average when compared to leading companies in our industry, adjusted for size. Subsequent changes to base salary are based on individual performance measured against pre-established objectives and competitive factors at the time.
      Incentive Bonus. The compensation committee awards bonuses to executive officers based on an incentive bonus program. The incentive bonus opportunity of each executive is expressed as a percentage of his or her base salary and reflects the relative capacity of each executive to affect the results of the Company. The intent of the bonus program is to motivate and reward executives for performance as measured against well defined performance goals. The goals are based on both individual milestones that vary with the individual’s position as well as our overall financial performance. After year-end results have been confirmed, the Chief Executive Officer reviews with the compensation committee each executive’s performance against the previously established goals. After taking into consideration the Company’s overall revenue and earnings performance, the compensation committee decides upon bonus awards, which are then reported to the full board of directors. A similar review of the Chief Executive Officer’s performance is conducted annually by the compensation committee, the results of which are then reported to the full board of directors.
      Long-Term Equity Incentives. Stock options and stock ownership are a key element in our total compensation program as it links the interests of the executive with the long-term interests of the stockholders and emphasizes the creation of stockholder value. We have granted stock options to executives under the 2000 Stock Plan, and intend to grant stock options and other stock awards to executives under the Stock Plan, if approved, at both the time of hire and as subsequent awards. Grants are awarded based on a number of factors, including our achievement of specific milestones, the individual’s level of responsibility, the amount and term of stock or options already held by the individual, the individual’s contributions to the achievement of our financial and strategic objectives, and industry practices and norms. The size of option grants to executives is determined by the compensation committee. Options are granted at 100% of the fair market value on the date of grant. Option grants to executives generally vest over periods ranging from five to eight years, with opportunities in some cases for earlier vesting based upon the achievement of specified goals.

      Chief Executive Officer Compensation. The compensation of Jay T. Flatley, our Chief Executive Officer, is established consistent with Illumina’s general compensation philosophy. In setting that salary, the compensation committee considered several factors, including the achievement of Company goals during 2004, such as exceeding the sales goals for genotyping service contracts and system sales and minimizing cash burn, as well as the level of leadership and management required to develop and market our products. Mr. Flatley’s salary was increased from $360,400 in 2003 to $399,315 in 2004 in recognition of these and other competitive factors. Mr. Flatley also received a $147,747 bonus in 2004 based on the same incentive plan as the other executive officers.
      Compliance with Internal Revenue Code Section 162(m). Section 162(m) of the Code, generally disallows a tax deduction to public companies for compensation in excess of $1 million paid during a single year to the chief executive officer or any of the four other most highly compensated officers. Performance-based compensation arrangements may qualify for an exemption from the deduction limit if they satisfy various requirements under Section 162(m). Although Illumina considers the impact of this deduction-loss rule when developing and implementing its executive compensation programs, the Company believes that it is important to preserve flexibility in designing such programs. Accordingly, the Company has not adopted a policy that all compensation paid must qualify as deductible under Section 162(m). The Company is, in part, seeking approval of the Stock Plan to enhance its ability to qualify certain compensation paid to its executive officers as performance-based compensation and so enhance its ability to deduct such compensation amounts. The amount of compensation income paid to and recognized by each of our officers during 2004 did not with respect to any single officer exceed $1 million.
      It is the opinion of the compensation committee that the executive compensation policies and plans provide the necessary total remuneration program to properly align our performance and the interests of our stockholders through the use of competitive and equitable executive compensation in a balanced and reasonable manner, for both the short and long-term.
      We conclude our report with the acknowledgement that no member of the compensation committee is a current officer or employee of Illumina.

COMPENSATION COMMITTEE

Karin Eastham (Chairperson)
William H. Rastetter, Ph.D.

Audit Committee Report
      The audit committee oversees our financial reporting process on behalf of our board of directors. Management has primary responsibility for the financial reporting process including the systems of internal controls. In fulfilling its oversight role, the audit committee monitors and advises the board of directors on the integrity of the Company’s consolidated financial statements and disclosures, the independent auditor’s qualifications and independence, the adequacy of the Company’s internal controls, and the Company’s compliance with legal and regulatory requirements. The audit committee has the following responsibilities, among others:

•	reviewing with management and the independent auditor the consolidated audited financial statements in the Annual Report and the reviewed consolidated financial statements in the quarterly reports, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements;

•	reviewing with management and the independent auditor the earnings press releases as well as other financial information provided to the public;

•	reviewing with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements;

•	reviewing with management and the independent auditor the Company’s application of critical accounting policies including consistency from period to period and compatibility with generally accepted accounting principles;

•	reviewing with the independent auditor matters relating to the conduct of the audit, including the overall scope of the audit, any difficulties encountered in the course of the audit work, any restriction on the scope of the audit, and any significant disagreements with management;

•	assessing auditor independence and absence of conflicts of interest;

•	recommending, for stockholder approval, the independent auditor to examine the Company’s accounts, controls and financial statements;

•	pre-approving any audit and permitted non-audit services provided to the Company by its independent auditor;

•	obtaining from the independent auditor a written report on the Company’s internal accounting controls;

•	reviewing with management the Company’s system of internal accounting controls and disclosure controls; and

•	establishing procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters.
      The audit committee meets with the independent auditors, with and without our management present, to discuss the results of their examinations, their evaluations of our internal controls, and the overall quality of our financial reporting.
      The audit committee has reviewed and discussed the consolidated financial statements with management and Ernst & Young, the Company’s independent auditors. Management is responsible for the preparation, presentation and integrity of the Company’s financial statements; accounting and financial reporting principles; establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rule 13a-15(e)); establishing and maintaining internal control over financial reporting (as defined in Exchange Act Rule 13a-15(f)); evaluating the effectiveness of disclosure controls and procedures; evaluating the effectiveness of internal control over financial reporting; and evaluating any change in internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, internal control over financial reporting. Ernst & Young LLP is responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States of America, as well as expressing an opinion on (i) management’s assessment of the effectiveness of internal control over financial reporting and (ii) the effectiveness of internal control over financial reporting.
      During the course of fiscal 2004, management completed the documentation, testing and evaluation of the Company’s system of internal control over financial reporting in response to the requirements set forth in Section 404 of the Sarbanes-Oxley Act of 2002 and related regulations. The audit committee was kept apprised of the progress of the evaluation and provided oversight and advice to management during the process. In connection with this oversight, the audit committee received periodic updates provided by management and Ernst & Young LLP at each regularly scheduled audit committee meeting. The audit committee also held a number of special meetings to discuss issues as they arose. At the conclusion of the process, management provided the audit committee with, and the audit committee reviewed, a report on the effectiveness of the Company’s internal control over financial reporting. The audit committee also reviewed, the report of management contained in the Company’s Annual Report on Form 10-K for the fiscal year ended January 2, 2005 filed with the SEC, as well as Ernst and Young LLP’s Reports of Independent Registered Public Accounting Firm included in the Company’s Annual Report on Form 10-K related to its audit of (i) the consolidated financial statements and financial statement schedule, (ii) management’s assessment of the effectiveness of internal control over financial reporting and (iii) the effectiveness of internal control over financial reporting. The audit committee continues to oversee the Company’s efforts related to its internal control over financial reporting and management’s preparations for the evaluation in fiscal 2005.
      The audit committee has reviewed and discussed the consolidated audited financial statements with management, discussed with the independent auditors the matters required to be discussed by SAS 61 (Codification of Statements of Auditing Standards), has received the written disclosures and the letter from independent auditors required by ISB Standard No. 1 and has had discussions with the auditors regarding their independence. Based on the reviews and discussions referred to above, the audit committee recommended to the board of directors that the audited financial statements be included in our annual report on Form 10-K for the fiscal year ended January 2, 2005, for filing with the Securities and Exchange Commission.
      The undersigned members of the audit committee have submitted this report to the board of directors:

AUDIT COMMITTEE

Daniel M. Bradbury (Chairperson)
Karin Eastham
William H. Rastetter, Ph.D.

Stock Performance Graph
      The graph depicted below shows a comparison of our cumulative total stockholder returns for our common stock, the NASDAQ Composite Index, and the NASDAQ Pharmaceutical Index, from the date of our initial public offering on July 27, 2000 through December 31, 2004. The graph assumes that $100 was invested on July 27, 2000, in our common stock and in each index, and that all dividends were reinvested. No cash dividends have been declared on our common stock. Stockholder returns over the indicated period should not be considered indicative of future stockholder returns.
COMPARISON OF TOTAL RETURN AMONG
ILLUMINA, INC.,
THE NASDAQ COMPOSITE INDEX AND
THE NASDAQ PHARMACEUTICAL INDEX

		NASDAQ	NASDAQ
	Illumina, Inc.	Composite Index	Pharmaceutical Index

July 27, 2000	100.00	100.00	100.00
December 29, 2000	100.39	63.84	93.20
December 28, 2001	71.44	51.60	82.08
December 27, 2002	19.50	35.34	51.96
December 26, 2003	43.81	51.73	74.57
December 31, 2004	59.25	103.03	80.21

CERTAIN TRANSACTIONS
      We entered into a license agreement with Tufts University in 1998 in connection with the license of patents filed by Dr. David Walt, one of our directors. Dr. Walt is the Robinson Professor of Chemistry at Tufts. Under that agreement, we pay royalties to Tufts upon the commercial sale of products based on the licensed technology. It is our understanding that Tufts University pays a portion of the royalties received from us to Dr. Walt, the amount of which is controlled solely by Tufts University. All future transactions between us and our officers, directors, principal stockholders and affiliates will be approved by a majority of the independent and disinterested members of our board of directors, and will be on terms no less favorable to us than could be obtained from unaffiliated third parties.
      Our bylaws provide that we will indemnify our directors and executive officers and may indemnify other officers, employees and other agents to the fullest extent permitted by the Delaware law. We are also empowered under our bylaws to enter into indemnification contracts with our directors and officers and to purchase insurance on behalf of any person whom we are required or permitted to indemnify. Pursuant to this provision, we have entered into indemnity agreements with each of our directors and officers.
      In addition, our certificate of incorporation provides that to the fullest extent permitted by Delaware law, our directors will not be liable for monetary damages for breach of their fiduciary duty of care to Illumina and its stockholders. This provision in the certificate of incorporation does not eliminate the duty of care, and in appropriate circumstances equitable remedies such as an injunction or other forms of nonmonetary relief would remain available under Delaware law. Each director will continue to be subject to liability for breach of the director’s duty of loyalty to Illumina, for acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, for acts or omissions that the director believes to be contrary to the best interests of Illumina or its stockholders, for any transaction from which the director derived an improper personal benefit, for acts or omissions involving a reckless disregard for the director’s duty to Illumina or its stockholders when the director was aware or should have been aware of a risk of serious injury to Illumina or its stockholders, for acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director’s duty to Illumina or its stockholders, for improper transactions between the director and Illumina and for improper distributions to stockholders and loans to directors and officers. This provision also does not affect a director’s responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws.
COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT
      The members of our board of directors, our executive officers and persons who hold more than 10% of our outstanding common stock are subject to the reporting requirements of Section 16(a) of the Securities Exchange Act which require them to file reports with respect to their ownership of our common stock and their transactions in such common stock. Based solely upon our review of copies of Section 16(a) reports, which we received from such persons for their transactions during the 2004 fiscal year, we believe that all reporting requirements under Section 16(a) for such fiscal year were met in a timely manner by these individuals.
STOCKHOLDER PROPOSALS FOR OUR 2006 ANNUAL MEETING
      Stockholder proposals that are intended to be presented at our 2006 annual meeting must be received no later than January 17, 2006, in order that they may be included in the proxy statement and form of proxy relating to that meeting, and must meet all other requirements as specified in our bylaws. In addition, the proxy solicited by the board of directors for the 2006 annual meeting will confer discretionary authority to vote on any stockholder proposal presented at that meeting, unless we receive notice of such proposal not later than April 2, 2006.

ANNUAL REPORT
      A copy of our annual report for the 2004 fiscal year has been mailed concurrently with this proxy statement to all stockholders entitled to notice of and to vote at the annual meeting. The annual report is not incorporated into this proxy statement and is not considered proxy solicitation material.
FORM 10-K
      We filed an annual report on Form 10-K with the Securities and Exchange Commission on March 8, 2005 and filed amended annual reports on Form 10-K/A with the Securities and Exchange Commission on March 29, 2005 and April 28, 2005. A copy of these reports are available without charge through either our website at www.illumina.com or the Securities and Exchange Commission’s EDGAR website at www.sec.gov. Stockholders also may obtain a paper copy of these reports without charge. Requests should be directed in writing to the Chief Financial Officer of Illumina, at our principal executive offices located at 9885 Towne Centre Drive, San Diego, California 92121, telephone number (858) 202-4500.

THE BOARD OF DIRECTORS OF ILLUMINA, INC.
Dated: May 17, 2005

APPENDIX A
ILLUMINA, INC.
2005 STOCK AND INCENTIVE PLAN
      1. Purposes of the Plan. The purposes of this 2005 Stock and Incentive Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to Service Providers, and to promote the success of the Company’s business. Options granted under the Plan may be Incentive Stock Options or Nonstatutory Stock Options, as determined by the Administrator at the time of grant. Stock Awards (including Stock Grants, Stock Units and Stock Appreciation Rights) and Cash Awards may also be granted under the Plan.
      2. Definitions. As used herein, the following definitions shall apply:

(a) “Administrator” means the Board or any of its Committees as shall be administering the Plan, in accordance with Section 4 hereof.

(b) “Applicable Laws” means the requirements relating to the administration of stock option and restricted stock plans, the grant of options and the issuance of shares under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any Nasdaq National Market, stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any other country or jurisdiction where Options or Awards are granted under the Plan, as such laws, rules, regulations and requirements shall be in place from time to time.

(c) “Award” means an Option, a Stock Award or a Cash Award granted in accordance with the terms of the Plan.

(d) “Award Agreement” means a Stock Award Agreement, Cash Award Agreement and/or Option Agreement, which may be in written or electronic format, in such form and with such terms and conditions as may be specified by the Administrator, evidencing the terms and conditions of an individual Award. Each Award Agreement is subject to the terms and conditions of the Plan.

(e) “Board” means the Board of Directors of the Company.

(f) “Cash Award” means a bonus opportunity awarded under Section 15 pursuant to which a Participant may become entitled to receive an amount based on the satisfaction of such performance criteria as are specified in the agreement or other documents evidencing the Award (the “Cash Award Agreement”).

(g) “Code” means the Internal Revenue Code of 1986, as amended.

(h) “Committee” means a committee of Directors appointed by the Board in accordance with Section 4 hereof.

(i) “Common Stock” means the common stock of the Company.

(j) “Company” means Illumina, Inc., a Delaware corporation.

(k) “Consultant” means any natural person, including an advisor, engaged by the Company or a Parent or Subsidiary to render services to such entity.

(l) “Corporate Transaction” means any of the following, unless the Administrator provides otherwise:

(i) any merger or consolidation in which the Company shall not be the surviving entity (or survives only as a subsidiary of another entity whose stockholders did not own all or substantially all of the Common Stock in substantially the same proportions as immediately prior to such transaction),

(ii) the sale of all or substantially all of the Company’s assets to any other person or entity (other than a wholly-owned subsidiary),

(iii) the acquisition of beneficial ownership of a controlling interest (including, without limitation, power to vote) the outstanding shares of Common Stock by any person or entity (including a “group” as defined by or under Section 13(d)(3) of the Exchange Act),

(iv) a contested election of Directors, as a result of which or in connection with which the persons who were Directors before such election or their nominees (the “Incumbent Directors”) cease to constitute a majority of the Board; provided however that if the election, or nomination for election by the Company’s stockholders, of any new director was approved by a vote of at least fifty percent (50%) of the Incumbent Directors, such new Director shall be considered as an Incumbent Director, or

(v) any other event specified by the Board or a Committee, regardless of whether at the time an Award is granted or thereafter.

(m) “Director” means a member of the Board.

(n) “Disability” means total and permanent disability as defined in Section 21(e)(3) of the Code.

(o) “Effective Date” means the date on which the Company’s stockholders approve the Plan.

(p) “Employee” means any person, including Officers and Inside Directors, employed by the Company or any Parent or Subsidiary of the Company. An Employee shall not be deemed to cease Employee status by reason of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, any Subsidiary, or any successor. For purposes of Incentive Stock Options, no such leave may exceed ninety days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then three (3) months following the 91st day of such leave any Incentive Stock Option held by the Optionee shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option. Neither service as Director nor payment of a director’s fee by the Company shall be sufficient to constitute “employment” by the Company.

(q) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(r) “Fair Market Value” means, as of any date, the value of a Share determined as follows:

(i) If the Common Stock is listed on any established stock exchange or traded on a national market system, including without limitation the Nasdaq National Market or the Nasdaq SmallCap Market of The Nasdaq Stock Market, the Fair Market Value of a Share shall be the closing selling price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share shall be the mean between the high bid and low asked prices for the Common Stock on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(iii) In the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Administrator.

(s) “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder and as designated in the applicable Option Agreement.

(t) “Inside Director” means a Director who is an Employee.

(u) “Nonstatutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option and/or as designated in the applicable Option Agreement.

(v) “Notice of Grant” means a written or electronic notice evidencing certain terms and conditions of an individual Option grant. The Notice of Grant is part of the Option Agreement.

(w) “Officer” means a person who is an executive officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(x) “Option” means a stock option granted pursuant to the Plan.

(y) “Option Agreement” means an agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option grant. The Option Agreement is subject to the terms and conditions of the Plan.

(z) “Optioned Shares” means the Shares subject to an Option.

(aa) “Optionee” means the holder of an outstanding Option granted under the Plan.

(bb) “Outside Director” means a Director who is not an Employee.

(cc) “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code or any successor provision.

(dd) “Participant” means any holder of one or more Options, Stock Awards or Cash Awards, or the Shares issuable or issued upon exercise of such Awards, under the Plan.

(ee) “Plan” means this 2005 Stock and Incentive Plan.

(ff) “Predecessor Plan” means the Illumina, Inc. 2000 Stock Plan, as amended.

(gg) “Qualifying Performance Criteria” means any one or more of the following performance criteria, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit, Parent, Subsidiary or business segment, either individually, alternatively or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the Committee in the Award: (i) cash flow; (ii) earnings (including gross margin, earnings before interest and taxes, earnings before taxes, and net earnings); (iii) earnings per share; (iv) growth in earnings or earnings per share; (v) stock price; (vi) return on equity or average stockholders’ equity; (vii) total stockholder return; (viii) return on capital; (ix) return on assets or net assets; (x) return on investment; (xi) revenue; (xii) income or net income; (xiii) operating income or net operating income; (xiv) operating profit or net operating profit; (xv) operating margin; (xvi) return on operating revenue; (xvii) market share; (xviii) contract awards or backlog; (xix) overhead or other expense reduction; (xx) growth in stockholder value relative to the moving average of the S&P 500 Index or a peer group index; (xxi) credit rating; (xxii) strategic plan development and implementation (including individual performance objectives that relate to achievement of the Company’s or any business unit’s strategic plan); (xxiii) improvement in workforce diversity, and (xxiv) any other similar criteria as may be determined by the Administrator. The Committee may appropriately adjust any evaluation of performance under a Qualifying Performance Criteria to exclude any of the following events that occurs during a performance period: (A) asset write-downs; (B) litigation or claim judgments or settlements; (C) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results; (D) accruals for reorganization and restructuring programs; and (E) any gains or losses classified as extraordinary or as discontinued operations in the Company’s financial statements.

(hh) “Rule 16b-3” means Rule 16b-3 of the Exchange Act, as the same may be amended from time to time, or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

(ii) “Service Provider” means (i) an individual rendering services to the Company or any Parent or Subsidiary of the Company in the capacity of an Employee or Consultant or (ii) an individual serving as a Director.

(jj) “Share” means a share of the Common Stock, as adjusted in accordance with Section 17 hereof.

(kk) “Stock Appreciation Right” means a right to receive cash and/or Shares based on a change in the Fair Market Value of a specific number of Shares granted under Section 14.

(ll) “Stock Award” means a Stock Grant, a Stock Unit or a Stock Appreciation Right granted under Sections 13 or 14 below or other similar awards granted under the Plan (including phantom stock rights).

(mm) “Stock Award Agreement” means a written agreement, the form(s) of which shall be approved from time to time by the Administrator, between the Company and a holder of a Stock Award evidencing the terms and conditions of an individual Stock Award grant. Each Stock Award Agreement shall be subject to the terms and conditions of the Plan.

(nn) “Stock Grant” means the award of a certain number of Shares granted under Section 13 below.

(oo) “Stock Unit” means a bookkeeping entry representing an amount equivalent to the Fair Market Value of one Share, payable in cash, property or Shares. Stock Units represent an unfunded and unsecured obligation of the Company, except as otherwise explicitly provided for by the Administrator.

(pp) “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code, or any successor provision.

(qq) “Withholding Taxes” means the federal, state and local income and employment withholding taxes, or any other taxes required to be withheld, to which the holder of an Award may be subject in connection with the grant, exercise, or vesting of an Award or the issuance or transfer of Shares issued or issuable pursuant to an Award.
      3. Stock Subject to the Plan.
      (a) Subject to the provisions of Section 17 hereof, the maximum aggregate number of Shares that may be issued and sold under the Plan is 11,542,358 Shares. This maximum number of Shares reserved and available for issuance under the Stock Plan consists of Shares reserved for issuance under the Predecessor Plan that as of May 2, 2005 were either (i) available for grant pursuant to awards that may be made under the Predecessor Plan or (ii) subject to outstanding options granted under the Predecessor Plan which Shares might be returned to the Predecessor Plan but such Shares shall become available for issuance hereunder only if and to the extent the options granted under the Predecessor Plan to which they are subject terminate or expire or become unexercisable for any reason without having been exercised in full.
      (b) An annual increase in the number of Shares reserved for issuance hereunder shall automatically occur on the first day of each fiscal year of the Company, beginning with fiscal year 2006 and ending with fiscal year 2010, equal to the lesser of (i) 1,200,000 Shares (subject to adjustment under Section 17), (ii) 5% of the outstanding Shares as of the last day of the immediately preceding fiscal year or (iii) a number of Shares determined by the Board. The Shares may be authorized, but unissued, or reacquired Shares, including Shares repurchased by the Company on the open market.

      (c) If an outstanding Award expires or terminates for any reason prior to exercise in full, or without the Shares subject thereto having been issued in full, the unpurchased or unissued Shares which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated); provided, however, that Shares that have actually been issued under the Plan pursuant to an Award shall not be returned to the Plan and shall not become available for future distribution under the Plan, except that if unvested Shares are repurchased by the Company at their original purchase price or otherwise forfeited to the Company in connection with termination of a Participant’s status as a Service Provider, such Shares shall become available for future grant under the Plan. Should the exercise or purchase price of an Award under the Plan be paid with Shares (including by withholding Shares from the Award) or should Shares otherwise issuable under the Plan be withheld by the Company in satisfaction of the Withholding Taxes incurred in connection with the exercise, purchase or issuance of Shares under an Award, then the number of Shares available for issuance under the Plan shall be reduced by the gross number of Shares issued in connection with the Award, and not by the net number of Shares issued to the holder of such Award.
      4. Administration of the Plan.
      (a) Procedure.

(i) Multiple Administrative Bodies. Different Committees with respect to different groups of Service Providers may administer the Plan.

(ii) Section 162(m). To the extent that the Administrator determines it to be desirable to qualify Awards granted hereunder as “performance-based compensation” within the meaning of Section 162(m) of the Code, the Plan shall be administered by a Committee of two or more “outside directors” within the meaning of Section 162(m) of the Code.

(iii) Rule 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder shall be structured to satisfy the requirements for exemption under Rule 16b-3.

(iv) Other Administration. Other than as provided above, the Plan shall be administered by (A) the Board, (B) a Committee, which committee shall be constituted to satisfy Applicable Laws or (C) subject to the Applicable Laws, one or more officers of the Company to whom the Board or Committee has delegated the power to grant Awards to persons eligible to receive Awards under the Plan provided such grantees may not be officers or Directors.
      (b) Powers of the Administrator. Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its discretion:

(A) to determine the Fair Market Value of the Common Stock in accordance with Section 2(r) of the Plan;

(B) to select the Service Providers to whom Awards may be granted hereunder;

(C) to determine the number of Shares or amount of cash to be covered by each Award granted hereunder;

(D) to approve forms of Award Agreements for use under the Plan;

(E) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder, which terms and conditions include, but are not limited to, the exercise price and/or purchase price (if applicable), the time or times when Awards may be exercised (which may be based on performance criteria), the vesting schedule, any vesting and/or exercisability acceleration or waiver of forfeiture restrictions, the acceptable forms of consideration, the term and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine and may be established at the time an Award is granted or thereafter;

(F) to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan;

(G) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of satisfying applicable foreign laws;

(H) to modify or amend each Award (subject to Section 19) hereof), including the discretionary authority to extend the post-termination exercisability or purchase period of Awards longer than is originally provided for in the Award Agreement;

(I) to allow Participants to satisfy Withholding Tax obligations by electing to have the Company withhold from the Shares to be issued upon exercise or settlement of an Award that number of Shares having a Fair Market Value equal to the minimum amount required to be withheld. The Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of Withholding Tax is to be determined. All elections by a Participant to have Shares withheld for this purpose shall be made in such form and under such conditions as the Administrator may deem necessary or advisable;

(J) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;

(K) to make all other determinations deemed necessary or advisable for administering the Plan.
      (c) Effect of Administrator’s Decision. The Administrator’s decisions, determinations and interpretations shall be final and binding on all Participants and any other holders of Options, Stock Awards, Cash Awards or Shares issued under the Plan.
      5. Eligibility. Nonstatutory Stock Options and Stock Awards may be granted to Service Providers. Incentive Stock Options and Cash Awards may be granted only to Employees.
      6. Limitations.
      (a) Each Option shall be designated in the Option Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding designation as an Incentive Stock Option, no installment under such an Option shall qualify for favorable tax treatment as an Incentive Stock Option if (and to the extent) the aggregate Fair Market Value of the Shares (determined at the date of grant) for which such installment first becomes exercisable hereunder would, when added to the aggregate value (determined as of the respective date or dates of grant) of the Shares or other securities for which such Option or any other Incentive Stock Options granted to Optionee prior to the date of grant (whether under the Plan or any other plan of the Company or any Parent or Subsidiary of the Company) first become exercisable during the same calendar year, exceed One Hundred Thousand Dollars ($100,000) in the aggregate. Should such One Hundred Thousand Dollar ($100,000) limitation be exceeded in any calendar year, the Option shall nevertheless become exercisable for the excess Optioned Shares in such calendar year as a Nonstatutory Stock Option. For purposes of this Section 6(a), Incentive Stock Options shall be taken into account in the order in which they were granted.
      (b) Neither the Plan nor any Award shall confer upon a Participant any right with respect to continuing the Participant’s relationship as a Service Provider with the Company, nor shall they interfere in any way with the Participant’s right or the Company’s right to terminate such relationship at any time, with or without cause.
      (c) The following limitations shall apply to grants of Options and Stock Awards:

(i) No Service Provider shall be granted, in any fiscal year of the Company, Awards covering more than 500,000 Shares, subject to adjustment as provided in Section 17 below.

(ii) However, in connection with his or her commencement of Service Provider status, an individual may be granted Awards covering up to an additional 1,000,000 Shares during the fiscal year in which such commencement occurs, which shall not count against the limit set forth in subsection (i) above and subject to adjustment as provided in Section 17 below.
      7. Term of Plan. The Plan shall become effective on the Effective Date. Unless the Plan is terminated earlier pursuant to Section 19 hereof, the Plan shall terminate upon the earliest to occur of (a) June 28, 2015, (b) the date on which all Shares available for issuance under the Plan shall have been issued as fully vested Shares or (c) the termination of all outstanding Awards in connection with a dissolution or liquidation pursuant to Section 17(b) hereof or a Corporate Transaction pursuant to Section 17(c) hereof. Should the Plan terminate on June 28, 2015, then all Awards outstanding at that time shall continue to have force and effect in accordance with the provisions of the applicable Award Agreement.
      8. Term of Option. The term of each Option shall be stated in the Option Agreement; provided, however that the term shall be no more than ten (10) years from the date of grant or such shorter term as may be provided in the Option Agreement. Moreover, in the case of an Incentive Stock Option granted to an Optionee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option shall be five (5) years from the date of grant or such shorter term as may be provided in the Option Agreement.
      9. Option Exercise Price and Consideration.
      (a) Exercise Price. The per Share exercise price for the Shares to be issued pursuant to exercise of an Option shall be determined by the Administrator, subject to the following:

(i) In the case of an Incentive Stock Option

(A) granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant.

(B) granted to any Employee other than an Employee described in paragraph (A) immediately above, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

(ii) In the case of a Nonstatutory Stock Option, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

(iii) Notwithstanding the foregoing, Options may be granted with a per Share exercise price of less than 100% of the Fair Market Value per Share on the date of grant pursuant to a merger or other corporate transaction.
      (b) Waiting Period and Exercise Dates. At the time an Option is granted, the Administrator shall fix the period within which the Option may be exercised and shall determine any conditions (including any vesting conditions) that must be satisfied before the Option may be exercised.
      (c) Form of Consideration. The Administrator shall determine the acceptable form of consideration for exercising an Option, including the method of payment. Such consideration may consist entirely of:

(i) cash;

(ii) check;

(iii) promissory note;

(iv) other Shares which, in the case of Shares acquired directly or indirectly from the Company, (A) have been owned by the Optionee for more than six (6) months on the date of surrender (if it is required to eliminate or reduce accounting charges incurred by the Company in connection with the Option, or such other period (if any) required to so eliminate or reduce such charges), and (B) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised;

(v) consideration received through a special sale and remittance procedure pursuant to which the Optionee shall concurrently provide irrevocable instructions to (A) a Company-designated brokerage firm to effect the immediate sale of the purchased Shares and remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased Shares plus all Withholding Taxes required to be withheld by the Company by reason of such exercise and (B) the Company to deliver the certificates for the purchased Shares directly to such brokerage firm in order to complete the sale;

(vi) a reduction in the amount of any Company liability to the Optionee, including any liability attributable to the Optionee’s participation in any Company-sponsored deferred compensation program or arrangement;

(vii) any combination of the foregoing methods of payment; or

(viii) such other consideration and method of payment for the issuance of Optioned Shares as determined by the Administrator and to the extent permitted by Applicable Laws.
      (d) No Option Repricings. Other than in connection with a change in the Company’s capitalization (as described in Section 17(a) of the Plan), the exercise price of an Option may not be reduced without stockholder approval.
      10. Exercise of Option.
      (a) Procedure for Exercise; Rights as a Stockholder.

(i) Any Option granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Option Agreement. Unless the Administrator provides otherwise, vesting of Options granted hereunder shall be suspended during any unpaid leave of absence. An Option may not be exercised for a fraction of a Share.

(ii) An Option shall be deemed exercised when the Company receives: (A) written or electronic notice of exercise (in accordance with the Option Agreement) from the person entitled to exercise the Option, and (B) full payment for the Optioned Shares with respect to which the Option is exercised and (C) satisfaction of any Withholding Taxes. Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Plan and shall be set forth in the Option Agreement. Shares issued upon exercise of an Option shall be issued in the name of the Optionee or, if requested by the Optionee, in the name of the Optionee and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Optioned Shares, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 17 hereof.

(iii) Exercising an Option in any manner shall decrease the number of Optioned Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

      (b) Termination of Relationship as a Service Provider. If an Optionee ceases to be a Service Provider, other than upon the Optionee’s death or Disability, such Optionee may exercise his or her Option for a period of three (3) months measured from the date of termination, or such longer period of time as specified in the Option Agreement, to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of the Option as set forth in the Option Agreement). If, on the date of termination, the Optionee is not vested as to his or her entire Option, the Option shall immediately terminate as to all the Optioned Shares covered by the unvested portion of the Option, and those Optioned Shares shall revert immediately to the Plan. To the extent the Optionee does not, within the post-termination time period specified in the Option Agreement, exercise the Option for the Optioned Shares in which Optionee is vested at the time of such termination of Service Provider status, the Option shall terminate with respect to those vested Optioned Shares at the end of such period, and those Optioned Shares shall revert to the Plan.
      (c) Disability of Optionee. If an Optionee ceases to be a Service Provider as a result of the Optionee’s Disability, the Optionee may exercise his or her Option within twelve (12) months of termination, or such longer period of time as specified in the Option Agreement, to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). If, on the date of termination, the Optionee is not vested as to his or her entire Option, the Option shall immediately terminate as to the Optioned Shares covered by the unvested portion of the Option, and those Optioned Shares shall revert immediately to the Plan. To the extent the Optionee does not, within the post-termination time period specified in the Option Agreement, exercise the Option for the Optioned Shares in which Optionee is vested at the time of such termination of Service Provider status, the Option shall terminate with respect to those vested Optioned Shares at the end of such period, and those Optioned Shares shall revert to the Plan.
      (d) Death of Optionee. If an Optionee dies while a Service Provider, the Option may be exercised within twelve (12) months following Optionee’s death, or such longer period of time as specified in the Option Agreement, to the extent that the Option is vested on the date of death (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement) by the Optionee’s designated beneficiary, provided such beneficiary has been designated prior to Optionee’s death in a form acceptable to the Administrator. If no such beneficiary has been designated by the Optionee, then such Option may be exercised by the personal representative of the Optionee’s estate or by the person(s) to whom the Option is transferred pursuant to the Optionee’s will or in accordance with the laws of descent and distribution. If, at the time of death, the Optionee is not vested as to his or her entire Option, the Option shall immediately terminate as to the Optioned Shares covered by the unvested portion of the Option, and those Optioned Shares shall immediately revert to the Plan. To the extent the Option is not, within the post-termination time period specified in the Option Agreement, exercised for the Optioned Shares in which Optionee is vested at the time of such termination of Service Provider status, the Option shall terminate with respect to those vested Optioned Shares, and those Optioned Shares shall revert to the Plan.
      11. Formula Option Grants to Outside Directors. Outside Directors shall automatically be granted Options in accordance with the following provisions:

(a) All Options granted pursuant to this Section shall be Nonstatutory Stock Options and, except as otherwise provided in this Section 11, shall be subject to the other terms and conditions of the Plan.

(b) Each individual who becomes an Outside Director after the Effective Date shall be automatically granted an Option to purchase 20,000 Shares subject to adjustment as set forth in Section 17(a) below (the “First Option”) on the date such individual is elected as a Director, whether through election by the stockholders of the Company or appointment by the Board to fill a vacancy; provided, however, that an Inside Director who ceases to be an Inside Director but who remains a Director shall not receive a First Option.

(c) On each annual stockholder meeting commencing with the Effective Date, each Outside Director who continues to serve in such capacity immediately after such annual stockholder meeting shall be automatically granted an Option to purchase 8,000 Shares subject to adjustment as set forth in Section 17(a) below (a “Subsequent Option”); provided that the Outside Director has served on the Board for at least six calendar months prior to the date of such annual stockholder meeting.

(d) The terms of a First Option or a Subsequent Option granted pursuant to this Section shall be as follows:

(i) The term of the Option shall be ten (10) years measured from the date of grant.

(ii) The Option shall be exercisable only during the time that the Outside Director remains a Director and, with respect to Optioned Shares vested on the last day of service as a Director for the six (6) month period following the date of the Optionee’s cessation of service as a Director, provided, however, that the Option cannot be exercised after the expiration of the term of the Option. If, at the time of Optionee’s cessation of service as a Director, the Optionee is not vested as to his or her entire Option, the Option shall immediately terminate as to the Optioned Shares covered by the unvested portion of the Option, and those Optioned Shares shall immediately revert to the Plan. To the extent the Option is not, within the post-termination time period specified in the Option Agreement, exercised for the Optioned Shares in which the Optionee is vested at the time of his or her cessation of Director status, the Option shall terminate with respect to those vested Optioned Shares, and those Optioned Shares shall revert to the Plan.

(iii) The exercise price per Share shall be 100% of the Fair Market Value per Share on the date of grant of the Option.

(iv) The First Option shall vest and become exercisable as to 33% of the Optioned Shares on each of the first three anniversaries of its date of grant, provided that the Optionee continues to serve as a Director on such dates.

(v) The Subsequent Option shall vest and become exercisable as to 100% of the Optioned Shares on the earlier of (i) the one year anniversary of the date of grant of the Option and (ii) the date immediately preceding the date of the annual meeting of the Company’s stockholders for the year following the year of grant of the Option, provided that the Optionee continues to serve as a Director on such date.

(vi) If an Outside Director dies or ceases to serve as a Director as a result of the Outside Director’s Disability while holding any outstanding Option under this Section 11, then that Option may be exercised within six (6) months following his or her death or termination, or such longer period of time as specified in the Option Agreement, to the extent that the Option is vested on the date of death or termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement) by the Outside Director or the Outside Director’s designated beneficiary, provided such beneficiary has been designated prior to his or her death in a form acceptable to the Administrator. If no such beneficiary has been designated by the Outside Director, then such Option may be exercised by the personal representative of his or her estate or by the person(s) to whom the Option is transferred pursuant to his or her will or in accordance with the laws of descent and distribution. If, at the time of death or termination as a result of Disability, the Outside Director is not vested as to his or her entire Option, the Option shall immediately terminate as to the Optioned Shares covered by the unvested portion of the Option, and those Optioned Shares shall immediately revert to the Plan. To the extent the Option is not, within the post-termination time period specified in the Option Agreement, exercised for the Optioned Shares in which the Outside Director is vested at the time of death or termination as a result of

Disability, the Option shall terminate with respect to those vested Optioned Shares, and those Optioned Shares shall revert to the Plan.

(vii) In the event of a Corporate Transaction, all Options granted pursuant to this Section II shall be subject to the terms and conditions of Section 17(c); provided that in the event that the successor corporation does not assume or substitute for each First Option and Subsequent Option, the Optionee shall fully vest in and have the right to exercise the Option as to all of the Optioned Shares, including Shares as to which it would not otherwise be vested or exercisable.

(e) The Board shall have sole and exclusive authority to establish, maintain, amend, suspend, and terminate any program by which Outside Directors are automatically granted Nonstatutory Stock Options pursuant to this Section 11.
      12. Limited Transferability of Options. An Option generally may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee; provided however that Nonstatutory Stock Options may be transferred by instrument to an inter vivos or testamentary trust in which the Nonstatutory Stock Options are to be passed to beneficiaries upon the death of the trustor (settlor) or by gift or pursuant to domestic relations orders to “Immediate Family Members” (as defined below) of the Optionee. “Immediate Family” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law (including adoptive relationships), a trust in which these persons have more than fifty percent of the beneficial interest, a foundation in which these persons (or the Optionee) control the management of assets, and any other entity in which these persons (or the Optionee) own more than fifty percent of the voting interests. The Optionee may designate one or more persons as the beneficiary or beneficiaries of his or her outstanding Options, and those Options shall, in accordance with such designation, automatically be transferred to such beneficiary or beneficiaries upon the Optionee’s death while holding those Options. Such beneficiary or beneficiaries shall take the transferred Options subject to all the terms and conditions of the applicable agreement evidencing each such transferred Option, including (without limitation) the limited time period during which the Option may be exercised following the Optionee’s death.
      13. Stock Grants and Stock Unit Awards. Each Stock Award Agreement reflecting the issuance of a Stock Grant or Stock Unit shall be in such form and shall contain such terms and conditions as the Administrator shall deem appropriate. The terms and conditions of such agreements may change from time to time, and the terms and conditions of separate agreements need not be identical, but each such agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(a) Consideration. A Stock Grant or Stock Unit may be awarded in consideration for such property or services as is permitted under Applicable Law, including for past services actually rendered to the Company or a Subsidiary for its benefit.

(b) Vesting. Shares of Common Stock awarded under an agreement reflecting a Stock Grant and a Stock Unit award may, but need not, be subject to a share repurchase option, forfeiture restriction or other conditions in favor of the Company in accordance with a vesting or lapse schedule to be determined by the Administrator.

(c) Termination of Participant’s Relationship as a Service Provider. In the event a Participant’s relationship as a Service Provider terminates, the Company may reacquire any or all of the Shares held by the Participant which have not vested or which are otherwise subject to forfeiture or other conditions as of the date of termination under the terms of the agreement.

(d) Transferability. Except as determined by the Board, no rights to acquire Shares under a Stock Grant or a Stock Unit shall be assignable or otherwise transferable by the Participant except by will or by the laws of descent and distribution.
      14. Stock Appreciation Rights.

(a) General. Stock Appreciation Rights may be granted either alone, in addition to, or in tandem with other Awards granted under the Plan. The Administrator may grant Stock Appreciation Rights to eligible Participants subject to terms and conditions not inconsistent with this Plan and determined by the Administrator. The specific terms and conditions applicable to the Participant shall be provided for in the Stock Award Agreement. Stock Appreciation Rights shall be exercisable, in whole or in part, at such times as the Administrator shall specify in the Stock Award Agreement.

(b) Exercise of Stock Appreciation Right. Upon the exercise of a Stock Appreciation Right, in whole or in part, the Participant shall be entitled to a payment in an amount equal to the excess of the Fair Market Value on the date of exercise of a fixed number of Shares covered by the exercised portion of the Stock Appreciation Right, over the Fair Market Value on the grant date of the Shares covered by the exercised portion of the Stock Appreciation Right (or such other amount calculated with respect to Shares subject to the award as the Administrator may determine). The amount due to the Participant upon the exercise of a Stock Appreciation Right shall be paid in such form of consideration as determined by the Administrator and may be in cash, Shares or a combination thereof, over the period or periods specified in the Stock Award Agreement. A Stock Award Agreement may place limits on the amount that may be paid over any specified period or periods upon the exercise of a Stock Appreciation Right, on an aggregate basis or as to any Participant. A Stock Appreciation Right shall be considered exercised when the Company receives written notice of exercise in accordance with the terms of the Stock Award Agreement from the person entitled to exercise the Stock Appreciation Right.

(c) Transferability. Except as determined by the Board, no Stock Appreciation Rights shall be assignable or otherwise transferable by the Participant except by will or by the laws of descent and distribution.
      15. Cash Awards. Each Cash Award will confer upon the Participant the opportunity to earn a future payment tied to the level of achievement with respect to one or more performance criteria established for a performance period of not less than one (1) year.

(a) Cash Award. Each Cash Award shall contain provisions regarding (i) the target and maximum amount payable to the Participant as a Cash Award, (ii) the Qualifying Performance Criteria and level of achievement versus these criteria which shall determine the amount of such payment, (iii) the period as to which performance shall be measured for establishing the amount of any payment, (iv) the timing of any payment earned by virtue of performance, (v) restrictions on the alienation or transfer of the Cash Award prior to actual payment, (vi) forfeiture provisions, and (vii) such further terms and conditions, in each case not inconsistent with the Plan, as may be determined from time to time by the Administrator. The maximum amount payable as a Cash Award may be a multiple of the target amount payable, but the maximum amount payable pursuant to that portion of a Cash Award granted under this Plan for any fiscal year to any Participant shall not exceed U.S. $1,000,000.

(b) Performance Criteria. The Administrator shall establish the Qualifying Performance Criteria and level of achievement versus these criteria which shall determine the target and the minimum and maximum amount payable under a Cash Award. The Administrator may specify the percentage of the target Cash Award that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code. Notwithstanding anything to the contrary herein, the performance criteria for any portion of a Cash Award that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code shall be a measure established by the Administrator based on one or more Qualifying Performance Criteria selected by the Administrator and specified in writing not later than 90 days after the commencement of the period of service to which the performance goals relates, provided that the outcome is substantially uncertain at that time (or in such other manner that complies with Section 162(m)).

(c) Timing and Form of Payment. The Administrator shall determine the timing of payment of any Cash Award. The Administrator may provide for or, subject to such terms and conditions as the Administrator may specify and Applicable Laws, may permit a Participant to elect for the payment of any Cash Award to be deferred to a specified date or event. The Administrator may specify the form of payment of Cash Awards, which may be cash or other property, or may provide for a Participant to have the option for his or her Cash Award, or such portion thereof as the Administrator may specify, to be paid in whole or in part in cash or other property.

(d) Termination of Relationship as a Service Provider. The Administrator shall have the discretion to determine the effect of a termination as a Service Provider due to (i) Disability, (ii) death or (iii) otherwise shall have on any Cash Award.

      16. Section 162(m) Compliance. Any Stock Award (other than an Option or any other Stock Award having a purchase price equal to 100% of the Fair Market Value on the date such award is made) or Cash Award that is intended as “qualified performance-based compensation” within the meaning of Section 162(m) of the Code must vest or become exercisable or payable contingent on the achievement of one or more Qualifying Performance Criteria. Notwithstanding anything to the contrary herein, the Committee shall have the discretion to determine the time and manner of compliance with Section 162(m) of the Code as required under applicable regulations and to conform the procedures related to the Award to the requirements of Section 162(m) and may in its discretion reduce the number of Shares granted or amount of cash or other property to which a Participant may otherwise have been entitled with respect to an Award designed to qualify as performance-based compensation under Section 162(m).
      17. Adjustments Upon Changes in Capitalization, Dissolution or Corporate Transaction.
      (a) Changes in Capitalization. Subject to any required action by the stockholders of the Company, (i) the number of Shares which have been authorized for issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Award, (ii) the number of Shares that may be added annually to the Plan pursuant to Section 3(b)(i) hereof, (iii) the number of Optioned Shares granted under First Options and Subsequent Options under Section 11 hereof, (iv) the maximum numbers of Shares that may be granted under Awards to any Service Provider within any fiscal year as set forth in Section 6(c) and (v) the number of Shares as well as the price per Share subject to each outstanding Award, shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Administrator, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares.
      (b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Participant as soon as practicable prior to the effective date of such proposed transaction. The Administrator in its discretion may (but need not) provide for a Participant to have the right to exercise his or her Option or Stock Award until ten (10) days prior to such transaction as to all of the Shares covered thereby, including Shares as to which the Option or Stock Award would not otherwise be exercisable. In addition, the Administrator may (but need not)

provide that any Company repurchase option applicable to any unvested Shares purchased upon exercise of an Option or issued under a Stock Award shall lapse as to all such Shares, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exercised, an Award will terminate immediately prior to the consummation of such proposed action.
      (c) Corporate Transaction.

(i) In the event of a Corporate Transaction, as determined by the Board or a Committee, the Board or Committee may, in its discretion, (i) provide for the assumption or substitution of, or adjustment to, each outstanding Award; (ii) accelerate the vesting of Options and terminate any restrictions on Cash Awards or Stock Awards; and/or (iii) provide for termination of Awards as a result of the Corporate Transaction on such terms and conditions as it deems appropriate, including providing for the cancellation of Awards for a cash payment to the Participant. For the purposes of this paragraph, the Award shall be considered assumed if, following the Corporate Transaction, the Award confers the right to purchase or receive, for each Share or amount of cash covered by the Award immediately prior to the Corporate Transaction, the consideration (whether stock, cash, or other securities or property) received in the Corporate Transaction by holders of Common Stock for each Share held on the effective date of the Corporate Transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Corporate Transaction is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Award, for each Share covered by the Award, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Shares in the Corporate Transaction.

(ii) Each Option or Stock Award which is assumed pursuant to this Section 17(c) shall be appropriately adjusted, immediately after such Corporate Transaction, to apply to the number and class of securities which would have been issuable to the Participant in consummation of such Corporate Transaction had the Option or Stock Award been exercised immediately prior to such Corporate Transaction. Appropriate adjustments to reflect such Corporate Transaction shall also be made to (A) the exercise or purchase price payable per share under each outstanding Option or Stock Award, provided the aggregate exercise or purchase price payable for such securities shall remain the same, (B) the maximum number and/or class of securities available for issuance over the remaining term of the Plan, (C) the maximum number and/or class of securities for which any one person may be granted Options or Stock Awards under the Plan per year, (D) the maximum number and/or class of securities by which the share reserve is to increase automatically each year and (E) the number and/or class of securities subject to the Options granted under Section 11.
      18. Date of Grant. The date of grant of a First Option or Subsequent Option shall be the date on which it was automatically granted pursuant to Section 11 hereof. The date of grant of any other Award shall be, for all purposes, the date on which the Administrator grants such Award. Notice of the grant shall be provided to each Participant within a reasonable time after the date of such grant.
      19. Amendment and Termination of the Plan. The Board may at any time amend, alter, suspend or terminate the Plan. However, the Company shall obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws. In addition, no amendment, alteration, suspension or termination of the Plan shall impair the rights of any Participant under any grant theretofore made, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company. Termination of the Plan shall not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination. In addition, unless approved by the stockholders of the Company, no amendment shall be made that would result in a repricing of Options by (x) reducing the exercise price of outstanding Options or (y) canceling an outstanding Option held by a Participant and re-granting to the Participant a new Option with a lower exercise price, in either case other than in connection with a change in the Company’s capitalization pursuant to Section 17(a) of the Plan.
      20. Conditions Upon Issuance of Shares.
      (a) Awards shall not be granted and Shares shall not be issued pursuant to the exercise of an Award unless the grant of the Award, the exercise or settlement of such Award and the issuance and delivery of such Shares shall comply with Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance.
      (b) No Shares or other assets shall be issued or delivered under the Plan unless and until there shall have been compliance with all applicable requirements of Federal and state securities laws, including the filing and effectiveness of the Form S-8 registration statement for the Shares, and all applicable listing requirements of any stock exchange (or the Nasdaq National Market, if applicable) on which Common Stock is then listed for trading.
      21. Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction (including under Section 20), which authority is deemed by the Company’s counsel to be necessary to the lawful grant of Awards and issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to grant such Awards or issue or sell such Shares as to which such requisite authority shall not have been obtained.
      22. Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.
      23. Stockholder Approval. If required by Applicable Laws, continuance of the Plan shall be subject to approval by the stockholders of the Company within twelve (12) months after the date the Plan is adopted or after any amendment requiring stockholder approval is made. Such stockholder approval shall be obtained in the manner and to the degree required under Applicable Laws.

DETACH HERE	ZILL52

PROXY

ILLUMINA, INC.

9885 TOWNE CENTRE DRIVE
SAN DIEGO, CA 92121

SOLICITED BY THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF STOCKHOLDERS

     The undersigned hereby appoints Jay T. Flatley, with the power to appoint his substitute, and hereby authorizes him to represent and to vote, as designated on the reverse side, all shares of common stock of Illumina, Inc. (the “Company”) held of record by the undersigned on May 2, 2005 at the Annual Meeting of Stockholders to be held on June 28, 2005 and any adjournments thereof.

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN WITH RESPECT TO A PARTICULAR PROPOSAL, THIS PROXY WILL BE VOTED FOR SUCH PROPOSAL.

     PLEASE MARK, DATE, SIGN, AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

SEE REVERSE
SIDE

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

SEE REVERSE
SIDE

ILLUMINA, INC.

C/0 EQUISERVE TRUST COMPANY N.A.
P.O. BOX 8694
EDISON, NJ 08818-8694

DETACH HERE	ZILL51

#ILL

☒	Please mark votes as in this example.

1. Election of Directors.

Nominees: (01) Daniel M. Bradbury, (02) John R. Stuelpnagel, D.V.M.

	FOR ALL NOMINEES	☐	☐	WITHHELD FROM ALL NOMINEES
☐
For all nominees except as noted above

		FOR	AGAINST	ABSTAIN
2.	Ratify the appointment of Ernst & Young LLP as independent auditors.	☐	☐	☐

3.	Approve the Company’s 2005 Stock and Incentive Plan.	☐	☐	☐

In his discretion, the proxy is authorized to vote upon any other business that may properly come before the meeting.

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT	☐

Please sign exactly as name appears hereon. Joint owners should each sign. Executors, administrators, trustees, guardians or other fiduciaries should give full title as such. If signing for a corporation, please sign in full corporate name by a duly authorized officer.

Signature:	Date:.	Signature:	Date:.